                                                                   Exhibit 10.43

                     A330-200 FREIGHTER PURCHASE AGREEMENT

                           Dated as of June 20, 2007

                                    between

                                 Airbus S.A.S.,
                                     Seller

                                      and

                               AYR FREIGHTER LLC
                                     Buyer

AYR FREIGHTER LLC - A330-200F - June 2007

        C O N T E N T S
        ---------------

0 -     DEFINITIONS

1 -     SALE AND PURCHASE

2 -     SPECIFICATION

   2.1    Airframe Specification

   2.2    Propulsion Systems

   2.3    Milestones

3 -     PRICE

   3.1    Base Price of the Aircraft

   3.2    Final Contract Price

   3.3    Taxes, Duties and Imposts

4 -     PRICE REVISION

   4.1    Seller Price Revision Formula

   4.2    Propulsion Systems Price Revision

5 -     PAYMENT TERMS

   5.1    Seller's Account

   5.2    Predelivery Payments

   5.3    Commitment Fee

   5.4    Payment of Balance of the Final Contract Price

   5.5    Application of Payments

   5.6    Setoff Payments

   5.8    Proprietary Interest

   5.9    Payment in Full

6 -     MANUFACTURE PROCEDURE - INSPECTION

AYR FREIGHTER LLC - A330-200F - June 2007

   6.1    Manufacture Procedures

   6.2    Inspection

   6.3    Representatives

7 -     CERTIFICATION

   7.1    Type Certification

   7.2    Export Certificate of Airworthiness

8 -     TECHNICAL ACCEPTANCE

   8.1    Technical Acceptance Process

   8.2    Buyer's Attendance

   8.3    Certificate of Acceptance

   8.4    Finality of Acceptance

   8.5    Aircraft Utilization

9 -     DELIVERY

   9.1    Delivery Schedule

   9.2    Delivery

   9.3    Flyaway

10 -    EXCUSABLE DELAY AND TOTAL LOSS

   10.1   Scope of Excusable Delay

   10.2   Consequences of Excusable Delay

   10.3   Termination on Excusable Delay

   10.4   Total Loss, Destruction or Damage

   10.5   Remedies

11 -    INEXCUSABLE DELAY

   11.1   Liquidated Damages

   11.2   Renegotiation

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   11.3   Termination

   11.4   Remedies

12.     WARRANTIES AND SERVICE LIFE POLICY

   12.1   Warranty

   12.2   Seller Service Life Policy

   12.3   Supplier Warranties And Service Life Policies

   12.4   Interface Commitment

   12.5   Exclusivity Of Warranties

   12.6   Duplicate Remedies

   12.7   Transferability and Disclosure to Third Party Entity

   12.8   Negotiated Agreement

13.     PATENT AND COPYRIGHT INDEMNITY

   13.1   Indemnity

   13.2   Administration of Patent and Copyright Indemnity Claims

14 -    TECHNICAL DATA AND FLIGHT AND GROUND INFORMATION SERVICES

   14A    Technical Data

   14B    Software Services

   14C    General Provisions

15 -    SELLER REPRESENTATIVES

   15.1   Customer Support Director

   15.2   Customer Support Representatives

   15.3   Buyer's Support

   15.4   Temporary Assignment and Withdrawal of Resident Customer Support
   Representative

   15.5   Indemnities

          Appendix A to Clause 15

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   16.1   General

   16.2   Scope

   16.3   Training Organization / Location

   16.4   Training Courses

   16.5   Prerequisites and Conditions

   16.6   Logistics

   16.7   Flight Operations Training

   16.8   Maintenance Training

   16.9   Supplier and Engine Manufacturer Training

   16.10  Training Aids for the Buyer's Training Organization

          Appendix A to Clause 16

          Appendix B to Clause 16

17 -    SUPPLIER PRODUCT SUPPORT

   17.1   Equipment Supplier Product Support Agreements

   17.2   Supplier Compliance

18 -    BUYER FURNISHED EQUIPMENT

   18.1   Administration

   18.2   Requirements

   18.3   Buyer's Obligation and Seller's Remedies

   18.4   Title and Risk of Loss

   18.5   Disposition of BFE Following Termination

19 -    INDEMNITIES AND INSURANCE

   19.1   Seller's Indemnities

   19.2   Buyer's Indemnities

   19.3   Notice and Defense of Claims

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   19.4   Insurance

20 -    ASSIGNMENTS AND TRANSFERS

   20.1   Assignments by Buyer

   20.2   Assignments for Predelivery Payments and Delivery Financing

   20.3   Assignments on Sale, Merger or Consolidation

   20.4   Designations by Seller

   20.5   Transfer of Rights and Obligations upon Reorganization

21 -    TERMINATION

   21.1   Termination Events

   21.6   Information Covenants

22 -    MISCELLANEOUS PROVISIONS

   22.1   Data Retrieval

   22.2   Notices

   22.3   Waiver

   22.4   International Supply Contract

   22.5   Certain Representations Of The Parties

   22.6   Interpretation And Law

   22.7   Waiver of Jury Trial

   22.8   No Representations outside of this Agreement.

   22.9   Confidentiality

   22.10  Severability

   22.11  Entire Agreement

   22.12  Inconsistencies

   22.13  Language

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   22.14  Counterparts

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         C O N T E N T S
         ---------------

       EXHIBITS
       --------

       EXHIBIT A           A330-200F STANDARD SPECIFICATION

       EXHIBIT B-1         FORM OF SPECIFICATION CHANGE NOTICE

       EXHIBIT B-2         SPECIFICATION CHANGE NOTICES

       EXHIBIT B-3         FORM OF MANUFACTURER SPECIFICATION CHANGE NOTICE

       EXHIBIT C           SELLER SERVICE LIFE POLICY - ITEMS COVERED

       EXHIBIT D           FORM OF CERTIFICATE OF ACCEPTANCE

       EXHIBIT E           FORM OF BILL OF SALE

       EXHIBIT F           TECHNICAL DATA INDEX

       EXHIBIT G           SELLER PRICE REVISION FORMULA

       EXHIBIT H           PROPULSION SYSTEMS PRICE REVISION FORMULA

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       P U R C H A S E      A G R E E M E N T

       This agreement is made this 20th day of June 2007

       Between AIRBUS S.A.S. organized and existing under the laws of the
       Republic of France, having its registered office located at 1, rond-point Maurice Bellonte 31700 BLAGNAC, FRANCE (hereinafter referred to as the "Seller")

       and AYR FREIGHTER LLC a limited liability company organized and existing under the laws of the State of Delaware (hereinafter referred to as the
       "Buyer").

       WHEREAS the Buyer wishes to purchase and the Seller is willing to sell fifteen (15) Airbus A330-200 Freighter model aircraft, on the terms and conditions herein provided,

       NOW THEREFORE IT IS AGREED AS FOLLOWS:

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       0 - DEFINITIONS

       For all purposes of this agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms will have the following meanings:

       Affiliate - with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity.

       Agreement - this A330-200 Freighter Purchase Agreement, including all exhibits and appendixes attached hereto, as the same may be amended or modified and in effect from time to time.

       Aircraft - any or all of the fifteen (15) firm A330-200 Freighter aircraft for which the delivery schedule is set forth in Clause 9.1.1 to be sold by the Seller and purchased by the Buyer pursuant to this
       Agreement, together with all components, equipment, parts and accessories installed in or on such aircraft and the Propulsion Systems installed thereon upon delivery.

       Aircraft Training Services - all aircraft training courses and training support provided to the Buyer pursuant to this Agreement, including flight training, line training, flight assistance, line assistance, and maintenance support.

       Airframe - any A330-200 Freighter Aircraft, excluding the Propulsion
       Systems therefore.

       ANACS - Airbus North America Customer Services, Inc., a corporation organized and existing under the laws of Delaware, having its registered office located at 198 Van Buren Street, Suite 300, Herndon, VA 20170, or
       any successor thereto.

       ATA Specification - specification issued by the Air Transport
       Association of America relating various aircraft including manufacturers' technical data, software programs, integrated data processing, spare parts shipment, industry-wide communication system linking suppliers and users for the purposes of spares provisioning, purchasing, order administration, invoicing and information or data change.

       Aviation Authority - when used with respect to any jurisdiction, the government entity that, under the laws of such jurisdiction, has control over civil aviation or the registration, airworthiness or operation of civil aircraft in such jurisdiction.

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       Balance of the Final Contract Price - means the amount payable by the
       Buyer to the Seller on the Delivery Date for an Aircraft after deducting from the Final Contract Price for such Aircraft the amount of all
       Predelivery Payments received by the Seller from the Buyer in respect of such Aircraft on or before the Delivery Date for such Aircraft.

       Base Price - for any Aircraft, Airframe, SCNs or Propulsion Systems, as
       more completely defined in Clause 3.1.

       BFE Definition - as defined in Clause 18.1.1.

       Business Day - with respect to any action to be taken hereunder, a day other than a Saturday, Sunday or other day designated as a holiday in the jurisdiction in which such action is required to be taken.

       Buyer Furnished Equipment (BFE) - for any Aircraft, all the items of equipment that will be furnished by the Buyer and installed in the
       Aircraft by the Seller, as defined in the Specification.

       Commitment Fee - each of the commitment fee amounts described in Clause
       5.3.

       Customer Originated Changes (COC) - as defined in Clause 14.A.8.

       Delivery - the transfer of title to the Aircraft from the Seller to the
       Buyer, in accordance with Clause 9.

       Delivery Date - the date on which Delivery occurs.

       Delivery Location - the facilities of the Seller at the location of final assembly of the Aircraft.

       Development Changes - as defined in Clause 2.1.3.

       DGAC - the Direction Generale de l'Aviation Civile of France, or any
       successor thereto.

       EASA - European Aviation Safety Agency or any successor thereto.

       Excusable Delay - delay in delivery or failure to deliver an Aircraft due to causes as defined in Clause 10.1.

       Export Certificate of Airworthiness - an export certificate of airworthiness, or, with respect to Aircraft to be registered in a Member
       State of the European Community, the Statement of Conformity, issued by the Aviation Authority of the Delivery Location.

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       FAA - the U.S. Federal Aviation Administration, or any successor thereto.

       Final Contract Price - as defined in Clause 3.2.

       Goods and Services - means any goods, excluding Aircraft, and services that may be purchased by the Buyer from the Seller or its designee.

       Inexcusable Delay - as defined in Clause 11.1.

       In-house Warranty Repair- as referred to in Clause 12.1.8.

       In-house Warranty Labor Rate - as defined in Clause 12.1.8(v)(b).

       Initial Operator - the first Operator of an Aircraft in commercial revenue service following its Delivery hereunder.

       Interface Problem - as defined in Clause 12.4.1.

       LIBOR - the London Interbank Offered Rate for each stated interest period, determined on the basis of the offered rates for six-month deposits in US dollars, appear on the Reuters Screen LIBO Page as of
       11:00 a.m., London time, on the day that is two (2) days (other than a
       Business Day on which banking institutions are authorized to close in the
       London) before the first day of an interest period. If at least two (2)
       such offered rates appear on the Reuters Screen LIBO Page, the rate for that interest period will be the arithmetic mean of such offered rates rounded to the nearest one-hundred thousandth of a basis point. If only one (1) offered rate appears, the rate for that interest period will be
       "LIBOR" as quoted by National Westminster Bank, plc. "Reuters Screen LIBO
       Page" means the display designated as page "LIBO" on the Reuters Monitor
       Money Rates Service (or any successor to such page or service).

       Manufacturer Specification Change Notice (MSCN) -as defined in Clause
       2.1.4.

       Operator - Any operator of the Aircraft following Delivery hereunder.

       Predelivery Payment - any of the payments made in accordance with Clause
       5.2.

       Predelivery Payment Reference Price - as defined in Clause 5.2.2.

       Propulsion Systems - as set forth in Clause 2.2.

       Propulsion Systems Price Revision Formula - the Propulsion Systems price revision formula set forth in Exhibit H hereto.

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       Ready for Delivery - when (i) the Technical Acceptance Process (as defined in Clause 8.1.1) has been successfully completed for an Aircraft and (ii) the Export Certificate of Airworthiness has been issued for such
       Aircraft.

       Reference Price - as set forth in Clause 3.1.3.

       Scheduled Delivery Month - as defined in Clause 9.1.1.

       Seller Price Revision Formula - the price revision formula set forth in
       Exhibit G.

       Seller's Representatives - the representatives of the Seller referred to in Clause 15.

       Service Life Policy - as set forth to in Clause 12.2.

       Specification - the Standard Specification as amended by the SCNs set forth in Exhibit B-2 hereto as may be further amended or modified in accordance with this Agreement.

       Specification Change Notice (SCN) - as described in Clause 2.1.2.

       Standard Specification - the A330-200F standard specification document with reference G 000 0F000, Issue 1, dated January 31, 2007, published by the Seller, a copy of which is annexed as Exhibit A hereto.

       Supplier - any supplier of Supplier Parts.

       Supplier Part - any component, equipment, accessory or part installed in an Aircraft at the time of Delivery thereof, not including the Propulsion
       Systems or Buyer Furnished Equipment, for which there exists a Supplier
       Product Support Agreement.

       Supplier Product Support Agreement - an agreement between the Seller and a Supplier containing, among other things, enforceable and transferable warranties (and in the case of landing gear suppliers, service life policies for selected structural landing gear elements).

       Technical Data - as set forth in Clause 14.A and Exhibit F.

       Termination Event - as defined in Clause 21.1.

       Total Loss - as defined in Clause 10.4

       Training Conference - as defined in Clause 16.4.1.

       Type Certificate - as defined in Clause 7.1

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       Warranted Part - as defined in Clause 12.1.1.

       Warranty Claim - as defined in Clause 12.1.7(v).

       The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement, and not a particular Clause thereof. The definition of a singular in this Clause 0 will apply to plurals of the same words.

       Except as provided in Clause 22.6.4, references in this Agreement to an exhibit, schedule, article, section, subsection or clause refer to the appropriate exhibit or schedule to, or article, section, subsection or clause in this Agreement.

       Each agreement defined in this Clause 0 will include all appendices, exhibits and schedules thereto. If the prior written consent of any person is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and the consent of each such person is obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

       References in this Agreement to any statute will be to such statute as amended or modified and in effect at the time any such reference is operative.

       The term "including" when used in this Agreement means "including without limitation" except when used in the computation of time periods.

       Technical and trade terms not otherwise defined herein will have the meanings assigned to them as generally accepted in the aircraft manufacturing industry.

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       1 - SALE AND PURCHASE

           The Seller will sell and deliver to the Buyer, and the Buyer will purchase and take delivery of the Aircraft from the Seller, subject to the terms and conditions in this Agreement.

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       2 -    SPECIFICATION

       2.1    Airframe Specification

              The Airframe will be manufactured in accordance with the
              Specification.

       2.1.1  Specification Amendment

              The Seller and Buyer understand and agree that the Specification may be amended following signature of this Agreement in
              accordance with the terms of this Clause 2.

       2.1.2  Specification Change Notice

              The Specification may be amended by written agreement between the
              Seller and Buyer in an SCN. Each SCN will be substantially in the form set out in Exhibit B-1 and will set out such SCN's scope of implementation and will also set forth, in detail, the particular change to be made to the Specification and the effect, if any, of such change on design, performance, weight, or Scheduled Delivery
              Month of the Aircraft affected thereby, and on the text of the
              Specification. An SCN may result in an adjustment of the Base
              Price of the Aircraft, which adjustment if any, will be specified in the SCN.

       2.1.3  Development Changes

              The Specification may also be amended to incorporate changes deemed necessary by the Seller to improve the Aircraft, prevent delay or ensure compliance with this Agreement ("Development
              Changes"), as set forth hereunder.

       2.1.4  Manufacturer Specification Change Notice

              Development Changes will result in amendments to the
              Specification by the way of such Manufacturer Specification
              Change Notice ("MSCN") when such development change has an effect on design, performance, weight, price or Scheduled Delivery Month of an Aircraft. MSCNs will be provided to the Buyer, will be substantially in the form set out in Exhibit B-3 hereto and will set out such MSCN's scope of implementation as well as, in detail, the particular change to be made to the Specification, and the effect, if any, of such change on design, performance, weight, price, Scheduled Delivery Month of the Aircraft affected thereby, interchangeability or replaceability requirements of the
              Specification and on the text of the Specification. The Buyer's consent to an MSCN is not required if such MSCN (1) does not

AYR FREIGHTER LLC - A330-200F - June 2007                                    16

              adversely affect design, performance, weight, price, Delivery
              Date of the Aircraft affected thereby, interchangeability or replaceability requirements of the Specification or (2) is necessitated by an Aviation Authority directive or by equipment obsolescence.

              If the MSCN does adversely affect the design, performance, weight, price, Delivery Date of the Aircraft affected thereby or the interchangeability or replaceability requirements of the
              Specification, and provided that the MSCN is not necessitated by an Aviation Authority directive or by equipment obsolescence, the
              Seller will notify the Buyer of a reasonable period of time following such notice in which the Buyer must accept or reject such MSCN. If the Buyer does not notify the Seller of an
              objection to the MSCN within the time period specified, the MSCN will be deemed accepted by the Buyer and the corresponding modification will be accomplished.

       2.2    Propulsion Systems

       2.2.1  Available Propulsion Systems

              Each of the Aircraft shall be equipped with any of the set of two Rolls Royce Trent 772B engines, or two Pratt & Whitney
              PW4168A engines.

              (in each case the "Propulsion Systems"), as shall be selected by the Buyer pursuant to sub-Clause 2.2.2 below. Each Propulsion
              Systems shall include nacelles, thrust reversers and associated standard equipment, installed on such Aircraft on Delivery.

       2.2.2  Propulsion Systems Selection

              The Buyer shall notify the Seller of its choice of Propulsion
              Systems in writing no later than on the first (1st) day of the twentieth (20th) month prior to the Scheduled Delivery Month of each of the Aircraft.

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       2.3    Milestones

       2.3.1  Customization Milestones Chart

              Within a reasonable period following signature of the Agreement, the Seller will provide the Buyer with a Customization Milestones
              Chart setting out how far in advance of the Scheduled Delivery
              Month of the Aircraft an SCN must be executed in order to
              integrate into the Specification any items requested by the Buyer from the Specification Changes Catalogues made available by the
              Seller (the "Customization Milestone Chart").

       2.3.2  Contractual Definition Freeze

              The Customization Milestone Chart shall in particular define the
              Contractual Definition Freeze ("CDF") date, corresponding to the latest date prior to an Aircraft Scheduled Delivery Month by which all SCNs need to have been executed by the Buyer to enable their incorporation into the manufacturing of the Aircraft.

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       3 -    PRICE

       3.1    As provided in Clause 1 of Schedule 1

       3.2    Final Contract Price

              The Final Contract Price of an Aircraft will be the sum of:

              (i) the Base Price of the Airframe, as adjusted to the applicable
              Delivery Date of such Aircraft in accordance with the Seller
              Price Revision Formula;

              (ii) the price of any SCNs for the Airframe entered into after the date of signature of this Agreement, as adjusted to the
              Delivery Date in accordance with the Seller Price Revision
              Formula;

              (iii) the Propulsion Systems Reference Price as revised as of the
              Delivery Date in accordance with Clause 4.2;

              (iv) the price of any SCNs for the Propulsion Systems Reference
              Price entered into after the date of signature of this Agreement, as adjusted to the Delivery Date in accordance with the
              Propulsion Systems Price Revision Formula; and

              (v) any other amount resulting from any other provisions of this
              Agreement and/or any other written agreement between the Buyer and the Seller relating to the Aircraft.

       3.3    Taxes, Duties and Imposts

       3.3.1  The Seller will pay any and all taxes, duties, imposts or similar charges of any nature whatsoever, except for taxes based on or measured by the income of the Buyer or any taxes of a similar nature or charges levied against the Buyer or its Affiliates for the privilege of doing business in any jurisdiction, that are (i)
              imposed upon the Buyer, (ii) imposed upon the Seller with an obligation on the Buyer to withhold or collect the amount thereof from the Seller or (iii) imposed upon the Buyer with an
              obligation on the Seller to withhold or collect such amount from the Buyer, and that are levied, assessed, charged or collected for or in connection with the fabrication, manufacture,
              modification, assembly, sale, delivery, use of or payment under this Agreement for any Aircraft, component, accessory, equipment or part delivered or furnished hereunder, provided such taxes, duties, imposts or similar charges have been promulgated and are enforceable under the laws of the country of the Delivery
              Location on or before Delivery of such Aircraft.

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       3.3.2  The Buyer will pay any and all taxes, duties, imposts or similar charges of any nature whatsoever, except for taxes based on or measured by the income of the Seller or any taxes of a similar nature or charges levied against the Seller or its Affiliates for the privilege of doing business in any jurisdiction, that are (i)
              imposed upon the Seller, (ii) imposed upon the Buyer with an obligation on the Seller to collect the amount thereof for the
              Buyer or (iii) imposed upon the Seller with an obligation for the
              Buyer to withhold such amount from the Seller, and that are levied, assessed, charged or collected for or in connection with the fabrication, manufacture, modification, assembly, sale, delivery or use of or payment under this Agreement for any
              Aircraft, component, accessory, equipment or part delivered or furnished hereunder, provided such taxes, duties, imposts or similar charges have been levied, assessed, charged or collected under laws promulgated and enforceable in countries other than the country of the Delivery Location.

       3.3.3  The Seller will arrange for the export of the Aircraft from the country of the Delivery Location and will pay any customs duties, taxes and fees required to be paid with respect to such
              exportation of the Aircraft.

       3.3.4  The Buyer will arrange for the import of the Aircraft into any country or jurisdiction and will pay any customs duties, taxes and fees required to be paid with respect to such importation of the Aircraft.

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       4 -    PRICE REVISION

       4.1    Seller Price Revision Formula

              The Base Prices of the Airframe and of the SCNs are subject to revision up to and including the Delivery Date in accordance with the Seller Price Revision Formula as set forth in Exhibit G hereto.

       4.2    Propulsion Systems Price Revision

       4.2.1  Each Propulsion Systems Reference Price is subject to revision in accordance with the applicable Propulsion Systems Price Revision
              Formula up to and including the Delivery Date as set forth in
              Exhibit H hereto.

       4.2.2  Modification of Propulsion Systems Reference Price and Propulsion
              Systems Price Revision Formula

              The Reference Price of the Propulsion Systems, the prices of the related equipment and the Propulsion Systems Price Revision
              Formula are based on information received from the respective
              Propulsions Systems manufacturers and are subject to amendment by the Propulsion Systems manufacturer at any time prior to
              Delivery. If the Propulsion Systems manufacturers make any such amendment, the amendment will be deemed to be incorporated into this Agreement and the Reference Price of the applicable
              Propulsion Systems, the prices of the related equipment and the
              Propulsion Systems Price Revision Formulae will be adjusted accordingly. The Seller agrees to notify the Buyer as soon as the
              Seller receives notice of any such amendment from any of the
              Propulsion Systems manufacturers.

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       5 -    PAYMENT TERMS

       5.1    Seller's Account

              The Buyer will pay the Predelivery Payments, the Balance of the
              Final Contract Price and any other amount due hereunder in immediately available funds in United States dollars to: AIRBUS
              S.A.S., Acct. No. 0121 635 000 100 CAYLON, Swift CRLYUS33, ABA
              026008073, 1301 Avenue of the Americas, New York, NY 10019, USA,
              or to such other account as may be designated by the Seller.

       5.2    Predelivery Payments

       5.2.1  Predelivery Payments are non-refundable and will be paid by the
              Buyer to the Seller for Aircraft. The aggregate Predelivery
              Payment amount is thirty percent (30%) of the Predelivery
              Payment Reference Price defined below in Clause 5.2.2.

       5.2.2  The Predelivery Payment Reference Price for an Aircraft to be
              delivered in calendar year T is defined below:

              A = Pb (1 + 0.03N)

              where

              A = the Predelivery Payment Reference Price for an Aircraft to be
              delivered in calendar year T.

              Pb = the Base Price of the Aircraft as defined in Clause 3 above.

              N = (T - 2006).

              T = the year of delivery of the relevant Aircraft.

              In the absence of a Propulsion System selection by the Buyer for any Aircraft, the Base Price of the Aircraft to calculate the
              Predelivery Payment Reference Price with above formula shall be the sum of:

              (i) the Base Price of the Airframe and

              (ii) the Rolls Royce Trent 772B Propulsion System Base Price.

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       5.2.3  As provided in Clause 2 of Schedule 1

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       5.2.4  The Seller will be entitled to hold and use any Predelivery
              Payment as absolute owner thereof, subject only to the obligation to deduct an amount equal to Predelivery Payments from the Final
              Contract Price, when calculating the Balance of the Final
              Contract Price. The Seller will be under no obligation to
              segregate any Predelivery Payment, or any amount equal thereto, from the Seller's funds generally.

       5.2.5  Specification Change Notice Predelivery Payments

              The Seller shall be entitled to request Predelivery Payments for each SCN executed after signature of this Agreement:

              (i) for each SCN executed prior to the first day of the fifteenth
              (15th) month prior to the Scheduled Delivery Month, this
              Predelivery Payment shall correspond to a percentage of the SCN price equal to the aggregate percentage of Predelivery Payments as defined in Clause 5.2.1 above and shall be paid on the first day of the twelfth (12th) month prior to the Scheduled Delivery
              Month;

              (ii) for each SCN executed between fifteen (15) and twelve (12)
              months prior to the Scheduled Delivery Month this payment shall amount to fifty percent (50%) of the SCN price and shall be paid on the first day of the sixth (6) month prior to the Scheduled
              Delivery Month ;

              (iii) each of the above Predelivery Payments shall be credited against the Final Contract Price of the corresponding Aircraft.

       5.3    Commitment Fee

              The Seller acknowledges that it has received from the Buyer the sum of USD 11,250,000 (U.S. dollars -eleven million two hundred fifty thousand), which represents a non-refundable commitment fee of USD 750,000 (US dollars - seven hundred fifty thousand) for each Aircraft (the "Commitment Fee"). The Commitment Fee paid with respect to each particular Aircraft will be credited without interest against the first Predelivery Payment for such Aircraft.

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       5.4    Payment of Balance of the Final Contract Price

              Concurrent with the Delivery of each Aircraft, the Buyer will pay to the Seller the Balance of the Final Contract Price for the
              applicable Aircraft. The Seller's receipt of the full amount of all Predelivery Payments and of the Balance of the Final Contract
              Price, including any amounts due under Clause 5.7, will be a condition precedent to the Seller's obligation to deliver such
              Aircraft to the Buyer.

       5.5    Application of Payments

              Notwithstanding any other rights the Seller may have at contract or at law, the Buyer and the Seller hereby agree that should any amount under this Agreement become due and payable by the Buyer, and not be paid in full in immediately available funds on the date due, then the Seller will have the right to debit and apply, in whole or in part, the Predelivery Payments paid to the Seller by the Buyer against such unpaid amount. The Seller will promptly notify the Buyer in writing after such debiting and application, and the Buyer will immediately pay to the Seller the amount required to comply with Clause 5.2.3.

       5.6    Setoff Payments

              Notwithstanding anything to the contrary contained herein, before being required to make any payments, the Seller will have the right to apply any and all sums previously paid by the Buyer to the Seller with respect to an Aircraft to the payment of any other amounts the Buyer owes to the Seller or any Affiliate thereof under this Agreement. No other setoff by the Seller shall be permitted.

       5.7    Overdue Payments

              If any payment due to the Seller under this Agreement including but not limited to any Predelivery Payment, commitment fee, option fees for the Aircraft as well as any payment due to the
              Seller for any spare parts, data, documents, training and
              services, is not received on the due date, without prejudice to the Seller's other rights under this Agreement and at law, the
              Seller shall be entitled to interest for late payment calculated on the amount due from and including the due date of payment up to and including the date when the payment is received by the
              Seller at a rate equal to the LIBOR plus three percent (3%) per year (part year to be prorated).

              All interest payable under this Agreement shall be compounded monthly and calculated on the basis of the actual number of days elapsed in the month and assuming a thirty (30) day month and a three hundred and sixty (360) day year.

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       5.8    Proprietary Interest

              Notwithstanding any provision of law to the contrary, the Buyer will not, by virtue of anything contained in this Agreement
              (including, without limitation, any Commitment Fee or Predelivery
              Payments hereunder, or any designation or identification by the
              Seller of a particular Aircraft as an Aircraft to which any of the provisions of this Agreement refer) acquire any proprietary, insurable or other interest whatsoever in (or, except as
              expressly agreed in writing, including this Agreement, between the Seller and Buyer, have any liability with respect to)any
              Aircraft before Delivery of and payment for such Aircraft, as provided in this Agreement.

       5.9    Payment in Full

              The Buyer's obligation to make payments to the Seller hereunder will not be affected by and will be determined without regard to any setoff, counterclaim, recoupment, defense or other right that the Buyer may have against the Seller or any other person and all such payments will be made without deduction or withholding of any kind other than any U.S., State or local income withholding
              Taxes or income withholding taxes imposed by any Seller
              jurisdiction. The Buyer shall ensure that the sums received by the Seller under this Agreement will be equal to the full amounts expressed to be due the Seller hereunder, without deduction or withholding on account of and free from any and all taxes, levies, imposts, duties or charges of whatever nature, except that if the Buyer is compelled by law to make any such deduction or withholding (other than U.S. federal, state or local income withholding taxes or Seller jurisdiction income withholding taxes), the Buyer will pay such additional amounts, to the Seller as may be necessary so that the net amount received by the Seller after such deduction or withholding will equal the amounts that would have been received in the absence of such deduction or withholding.

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       6 -    MANUFACTURE PROCEDURE - INSPECTION

       6.1    Manufacture Procedures

              The Airframe will be manufactured in accordance with the
              requirements of the laws of the jurisdiction of incorporation of the Seller or of its relevant Affiliate as enforced by the
              Aviation Authority of such jurisdiction.

       6.2    Inspection

       6.2.1  All work to be carried out on the Aircraft and all materials and parts thereof will be open to inspection during business hours by duly authorized representatives of the Buyer or its designee at the respective works of the relevant manufacture facility of the
              Seller or the Affiliates and, if possible, at the works of their respective subcontractors. These representatives will have access to such relevant technical data as are reasonably necessary for this purpose (except that, if access to any part of the
              respective works where construction is in progress or materials or parts are stored is restricted for security reasons, the
              Seller or the Affiliate or relevant subcontractors will be allowed a reasonable time to make the items available for
              inspection elsewhere). The actual detailed inspection of the
              Aircraft, materials and parts thereof will take place only in the presence of the respective inspection department personnel of the
              Seller or their subcontractors. The procedures for such
              inspections will be agreed on with the Buyer before any
              inspection.

       6.2.2  All inspections, examinations and discussions with the Seller's, its Affiliate or relevant subcontractors' or their respective subcontractors' engineering or other personnel by the Buyer and its representatives will be performed in such a manner as not to unreasonably delay or hinder either the work to be carried out on the Aircraft or the proper performance of this Agreement. In no event will the Buyer or its representatives be permitted to inspect any aircraft other than the Aircraft.

       6.3    Representatives

              For the purposes of Clause 6.2, starting at a mutually agreed date until Delivery of the last Aircraft, the Seller will furnish suitable space, office equipment and facilities in or
              conveniently located with respect to the Delivery Location for the use of not more than four (4) representatives of the Buyer during the aforementioned period. The Seller will provide access to electronic mail, facsimile and a telephone at the Buyer's cost to be invoiced on a monthly basis.

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       7 -    CERTIFICATION

              Except as set forth in this Clause 7, the Seller will not be required to obtain any certificate or approval with respect to the Aircraft.

       7.1    Type Certification

              The Aircraft shall have been type certificated under European
              Aviation Safety Agency (EASA) procedures in the transport
              category. The Seller shall have obtained the relevant type certificate (the "Type Certificate") to allow the issuance of the
              Export Certificate of Airworthiness. The Seller confirms that it shall have obtained an FAA Type Certificate (transport category)
              for the Aircraft pursuant to Part 21 and in compliance with the applicable provisions of Federal Aviation Regulations (`FAR")
              Part 25.

       7.2    Export Certificate of Airworthiness

       7.2.1  Each Aircraft shall be delivered to the Buyer with the Export
              Certificate of Airworthiness shall have incorporated all means of compliance with all applicable EASA and FAA Airworthiness
              Directives, on a terminating basis if available, and in a
              condition enabling the Buyer (or an eligible person under then applicable law) to obtain at time of Delivery a standard
              airworthiness certificate issued pursuant to FAR Part 21.
              However, the Seller will have no obligation to make and will not be responsible for any costs of alterations or modifications to such Aircraft to enable such Aircraft to meet FAA or U.S.
              Department of Transportation requirements for specific operation on the Buyer's routes, except as may be provided for in this
              Agreement, whether before, at or after Delivery of any Aircraft.

       7.2.2  If any law or regulation is promulgated or becomes effective or an interpretation of any law is issued before an Aircraft
              purchased under this Agreement is Ready for Delivery to the Buyer and such law, regulation or interpretation requires any change to the Specification as it may be modified pursuant to Clause 2 in order to obtain the Type Certificates and Export Certificate of
              Airworthiness as hereinabove provided for such Aircraft (a
              "Change in Law"), the Seller shall make the requisite variation or modification.

              The cost of implementing the required modifications referred to in Clause 7.2.2 shall be:

              (i) for the account of the Seller if a Change in Law became effective before the date of this Agreement, and
              (ii) shared equally by the Seller and the Buyer if Change in Law becomes effective after the date of this Agreement but before the
              Aircraft is Ready for Delivery.
              (iii) for the Buyer for any operational requirements to be complied with by

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              any Operator or changes other than those set forth in
              sub-paragraph (i) and (ii) above.

              If the Seller anticipates that the Scheduled Delivery Month of any Aircraft will be postponed by reason of such change it shall promptly notify the Buyer and the provisions of Clause 10
              (Excusable Delay) will apply.

              In the event of such a variation or modification being made pursuant to this sub-Clause, the parties hereto shall sign a SCN, in which the effects, if any, upon performances, weights,
              interchangeability and Delivery shall be specified and agreed between the Buyer and the Seller.

              Nothing in Clause 7.2.2 will require the Seller to make any changes or modifications to, or to make any payments or take any other action with respect to, any Aircraft that is Ready for
              Delivery before the compliance date of any law or regulation referred to in Clause 7.2.2. Any such changes or modifications made to an Aircraft after it is Ready for Delivery will be at the
              Buyer's expense.

       7.2.3  Notwithstanding the provisions of sub-Clause 7.2.2, if any such change is applicable to Propulsion Systems, engine accessories, quick engine change units or thrust reversers, or to Buyer
              Furnished Equipment, the costs of such change shall be borne in accordance with such arrangements as may be made separately between the Buyer and the Propulsion System and/or Buyer
              Furnished Equipment manufacturers.

       7.2.4  The Seller shall as far as practicable take into account the information available to it concerning any proposed new
              regulations of EASA, the FAA and the relevant Operator's Aviation
              Authorities in order to minimize the costs of changes which may appear necessary to obtain the Export Certificate of
              Airworthiness after such proposed new regulations have become mandatory.

       7.2.5  In the event that type certification has not been previously undertaken by the Seller in a country where the Buyer intends to lease an Aircraft to an Operator, then subject to due notice from the Buyer to the Seller at least nine months prior to the month of Delivery of the relevant Aircraft (or such lesser period that the Seller acting reasonably agrees is practicable), the Seller shall use all reasonable efforts to promptly obtain such type certification, and shall not charge the Buyer with its costs for the necessary documentation and justification work to demonstrate the aircraft specification compliance for such type certification purposes.

       7.2.6  Upon the Buyer's request, to be provided to the Seller with adequate notice, the Seller shall identify the changes that may be required in order for an Aircraft to be eligible for a
              standard airworthiness certificate to be

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              issued by the airworthiness authority designated by the Buyer for the registration of such Aircraft (the "Designated Airworthiness
              Authority").

              Where the Buyer's Designated Airworthiness Authority requires a modification to comply with additional import aviation
              requirements prior to the issuance of the Export Certificate of
              Airworthiness, the Seller shall incorporate such modification at reasonable costs to be borne by the Buyer, provided that the
              Buyer's request is made at a time reasonably in advance of the
              Scheduled Delivery Month for such Aircraft.

              Such changes shall be made the subject of an SCN to be agreed between the parties, which shall specify the corresponding effect, if any, on the price and time of Delivery of the relevant
              Aircraft.

              If the Seller anticipates that the Scheduled Delivery Month of the relevant Aircraft will be postponed by reason of such change it shall promptly notify the Buyer and the Scheduled Delivery
              Month of such Aircraft as provided in sub-Clause 9.1 will be extended to the extent of such postponement as agreed in such
              SCN.

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       8 -    TECHNICAL ACCEPTANCE

       8.1    Technical Acceptance Process

       8.1.1  Prior to Delivery, the Aircraft will undergo a technical acceptance process developed by the Seller (the "Technical
              Acceptance Process"). Successful completion of the Technical
              Acceptance Process will demonstrate the satisfactory functioning of the Aircraft and will be deemed to demonstrate compliance with the Specification. Should the Aircraft fail to complete the
              Technical Acceptance Process satisfactorily, the Seller will without hindrance from the Buyer be entitled to carry out any necessary changes and, as soon as practicable thereafter,
              resubmit the Aircraft to the Technical Acceptance Process to the
              extent necessary to demonstrate full compliance with the
              requirements of the Technical Acceptance Process.

       8.1.2  The Technical Acceptance Process will

              (i) commence on a date notified by the Seller to the Buyer as per
              Clause 9.1.2,

              (ii) take place at the Delivery Location,

              (iii) be carried out by the personnel of the Seller, and

              (iv) include a technical acceptance flight (the "Technical
              Acceptance Flight") that will not exceed three (3) hours.

       8.2    Buyer's Attendance

       8.2.1  The Buyer is entitled to attend and observe the Technical
              Acceptance Process.

       8.2.2  If the Buyer attends the Technical Acceptance Process, the Buyer

              (i) will comply with the reasonable requirements of the Seller, with the intention of completing the Technical Acceptance Process within five (5) Business Days, and

              (ii) may have a maximum of four (4) of its representatives (no more than two (2) of whom will have access to the cockpit at any one time) accompany the Seller's representatives on the Technical
              Acceptance Flight, during which the Buyer's representatives will comply with the instructions of the Seller's representatives.

       8.2.3  If the Buyer does not attend or fails to cooperate in the
              Technical Acceptance Process, the Seller will be entitled to complete the Technical

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              Acceptance Process in compliance with Clause 8.1 without the
              Buyer's attendance, and the Buyer will be deemed to have accepted that the Technical Acceptance Process has been completed, in all respects.

       8.3    Certificate of Acceptance

              Upon successful completion of the Technical Acceptance, the Buyer will, on or before the Delivery Date, sign and deliver to the
              Seller a certificate of acceptance in respect of the Aircraft in the form of Exhibit D (the "Certificate of Acceptance").

       8.4    Finality of Acceptance

              The Buyer's signature of the Certificate of Acceptance for the
              Aircraft will constitute waiver by the Buyer of any right it may have under the Uniform Commercial Code as adopted by the State of
              New York or otherwise to revoke acceptance of the Aircraft for any reason, whether known or unknown to the Buyer at the time of acceptance.

       8.5    Aircraft Utilization

              The Seller will, without payment or other liability, be entitled to use the Aircraft before Delivery to obtain the certificates required for the Aircraft under Clause 7. Such use in itself will not limit the Buyer's obligation to accept Delivery hereunder.

              The Seller will be authorized to use the Aircraft for up to a maximum of twenty (20) hours for any other purpose without specific agreement of the Buyer.

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       9 -    DELIVERY

       9.1    Delivery Schedule

       9.1.1  Subject to the express provisions of Clauses 2, 7, 8, 10 and 18, the Seller will have the Aircraft Ready for Delivery at the
              Delivery Location within the months listed in Clause 3 of
              Schedule 1 (each a "Scheduled Delivery Month"):

       9.1.2  The Seller will give the Buyer at least thirty (30) days' written notice of the anticipated date on which the Aircraft will be
              Ready for Delivery. Such notice will also include the starting date and the planned schedule of the Technical Acceptance Process set forth in Clause 8. Thereafter the Seller will notify the
              Buyer of any change to such dates.

       9.2    Delivery

       9.2.1  The Buyer will send its representatives to the Delivery Location to take Delivery within seven (7) days after the date on which the Aircraft is Ready for Delivery.

       9.2.2  The Seller will transfer title to the Aircraft to the Buyer free and clear of all encumbrances, provided that the Balance of the
              Final Contract Price has been paid by the Buyer pursuant to
              Clause 5.4 and that the Certificate of Acceptance has been signed and delivered to the Seller pursuant to Clause 8.3. The Seller will provide the Buyer with a bill of sale in the form of Exhibit
              E (the "Bill of Sale") and/or such other documentation confirming transfer of title and receipt of the Final Contract Price as may reasonably be requested by the Buyer. Title to and risk of loss of or damage to the Aircraft will pass to the Buyer
              contemporaneously with the delivery by the Seller to the Buyer of such Bill of Sale.

       9.2.3  If the Buyer fails to (i) deliver the signed Certificate of
              Acceptance to the Seller on or before the Delivery Date, or (ii)
              pay the Balance of the Final Contract Price for the Aircraft to
              the Seller on the Delivery Date, then the Buyer will be deemed to have rejected Delivery wrongfully when the Aircraft was duly tendered to the Buyer hereunder. If such a deemed rejection arises, the Seller will retain title to the Aircraft and the
              Buyer will indemnify and hold the Seller harmless against any and all costs (including but not limited to any parking, storage, and insurance costs) and consequences resulting from the Buyer's rejection, it being understood that the Seller will be under no duty to the Buyer to store, park, or otherwise protect the
              Aircraft. These rights of the Seller will be in addition to the
              Seller's other rights and remedies in this Agreement.

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       9.3    Flyaway

       9.3.1  The Buyer and the Seller will cooperate to obtain any licenses that may be required by the relevant Aviation Authority for the purpose of exporting the Aircraft.

       9.3.2  All expenses of, or connected with, flying the Aircraft from the
              Delivery Location after Delivery will be borne by the Buyer. The
              Buyer will make direct arrangements with the supplying companies for the fuel and oil required for all post-Delivery flights.

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       10 -   EXCUSABLE DELAY AND TOTAL LOSS

       10.1   Scope of Excusable Delay

              Neither the Seller nor any Affiliate of the Seller, will be responsible for or be deemed to be in default on account of delays in delivery or failure to deliver or otherwise in the performance of this Agreement or any part hereof due to causes reasonably beyond the Seller's, or any Affiliate's control or not occasioned by the Seller's or any Affiliate's fault or negligence
              ("Excusable Delay"), including, but not limited to: (i) acts of
              God or the public enemy, natural disasters, fires, floods, storms beyond ordinary strength, explosions or earthquakes; epidemics or quarantine restrictions; serious accidents; total or constructive total loss; any law, decision, regulation, directive or other act
              (whether or not having the force of law) of any government or of the Council of the European Community or the Commission of the
              European Community or of any national, Federal, State, municipal or other governmental department, commission, board, bureau, agency, court or instrumentality, domestic or foreign;
              governmental priorities, regulations or orders affecting
              allocation of materials, facilities or a completed Aircraft; war, civil war or warlike operations, terrorism, insurrection or riots; failure of transportation; strikes or labor troubles causing cessation, slow down or interruption of work; delay in obtaining any airworthiness or type certification; inability after due and timely diligence to procure materials, accessories, equipment or parts; general hindrance in transportation; or
              failure of a subcontractor or Supplier to furnish materials, components, accessories, equipment or parts; (ii) any delay caused directly or indirectly by the action or inaction of the
              Buyer ; and (iii) delay in delivery or otherwise in the
              performance of this Agreement by the Seller due in whole or in part to any delay in or failure of the delivery of, or any other event or circumstance relating to, the Propulsion Systems or
              Buyer Furnished Equipment.

       10.2   Consequences of Excusable Delay

       10.2.1 If an Excusable Delay occurs the Seller will

              (1) notify the Buyer of such Excusable Delay as soon as
              practicable after becoming aware of the same;

              (2) not be deemed to be in default in the performance of its obligations hereunder as a result of such Excusable Delay;

              (3) not be responsible for any damages arising from or in
              connection with such Excusable Delay suffered or incurred by the
              Buyer;

              (4) as soon as practicable after the removal of the cause of such
              Excusable Delay resume performance of its obligations under this
              Agreement and in particular will notify the Buyer of the revised
              Scheduled Delivery Month.

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       10.3   Termination on Excusable Delay

       10.3.1 If any Delivery is delayed as a result of an Excusable Delay for a period of more than twelve (12) months after the last day of the Scheduled Delivery Month, then either party may terminate this Agreement with respect to the affected Aircraft, by giving written notice to the other party within thirty (30) days after the expiration of such twelve (12) month period. However, the
              Buyer will not be entitled to terminate this Agreement pursuant to this Clause 10.3.1 if the Excusable Delay is caused directly or indirectly by the action or inaction of the Buyer.

       10.3.2 If the Seller advises the Buyer in its notice of a revised
              Scheduled Delivery Month pursuant to Clause 10.2.1(iv) that there will be a delay in Delivery of an Aircraft of more than twelve
              (12) months after the last day of the Scheduled Delivery Month, then either party may terminate this Agreement with respect to the affected Aircraft. Termination will be made by giving written notice to the other party within thirty (30) days after the
              Buyer's receipt of the notice of a revised Scheduled Delivery
              Month.

       10.3.3 If this Agreement is not terminated under the terms of Clause
              10.3.1 or 10.3.2, then the Seller will be entitled to re-schedule
              Delivery. The Seller will notify the Buyer of the new Scheduled
              Delivery Month after expiration of the thirty (30) day period referred to in Clause 10.3.1 or 10.3.2, and this new Scheduled
              Delivery Month will be deemed to be an amendment to the
              applicable Scheduled Delivery Month in Clause 9.1.1.

       10.4   Total Loss, Destruction or Damage

              If, prior to Delivery, any Aircraft is lost, destroyed or in the reasonable opinion of the Seller is damaged beyond economic repair ("Total Loss"), the Seller will notify the Buyer to this effect within one (1) month of such occurrence. The Seller will include in said notification (or as soon after the issue of the notice as such information becomes available to the Seller) the earliest date consistent with the Seller's other commitments and production capabilities that an aircraft to replace the Aircraft may be delivered to the Buyer and the Scheduled Delivery Month will be extended as specified in the Seller's notice to
              accommodate the delivery of the replacement aircraft; provided, however, that if the Scheduled Delivery Month is extended to a month that is later than twelve (12) months after the last day of the original Scheduled Delivery Month then this Agreement will terminate with respect to said Aircraft unless:

              (i)the Buyer notifies the Seller within one (1) month of the date of receipt of the Seller's notice that it desires the Seller to provide a replacement aircraft during the month quoted in the
              Seller's notice; and

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              (ii) the parties execute an amendment to this Agreement recording the change in the Scheduled Delivery Month.

              Nothing herein will require the Seller to manufacture and deliver a replacement aircraft if such manufacture would require the reactivation of its production line for the model or series of aircraft that includes the Aircraft. Any termination pursuant to this Clause 10.4 as to a particular Aircraft will discharge the obligations and liabilities of the parties hereunder with respect to such Aircraft.

       10.5   Remedies

              THIS CLAUSE 10 SETS FORTH THE SOLE AND EXCLUSIVE REMEDY OF THE
              BUYER FOR DELAYS IN DELIVERY OR FAILURE TO DELIVER, OTHER THAN
              SUCH DELAYS AS ARE COVERED BY CLAUSE 11, AND THE BUYER HEREBY
              WAIVES ALL RIGHTS TO WHICH IT WOULD OTHERWISE BE ENTITLED IN
              RESPECT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY RIGHTS TO
              INCIDENTAL AND CONSEQUENTIAL DAMAGES OR SPECIFIC PERFORMANCE. THE
              BUYER WILL NOT BE ENTITLED TO CLAIM THE REMEDIES AND RECEIVE THE
              BENEFITS PROVIDED IN THIS CLAUSE 10 WHERE THE DELAY REFERRED TO
              IN THIS CLAUSE 10 IS CAUSED BY THE NEGLIGENCE OR FAULT OF THE
              BUYER OR ITS REPRESENTATIVES.

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       11 -   INEXCUSABLE DELAY

       11.1   Liquidated Damages

              Should an Aircraft not be Ready for Delivery within thirty (30)
              days after the last day of the Scheduled Delivery Month (as such month may be changed pursuant to Clauses 2, 7 or 10) and such delay is not as a result of an Excusable Delay or Total Loss, then such delay will be termed an "Inexcusable Delay." In the event of an Inexcusable Delay, the Buyer will have the right to claim, and the Seller will pay the Buyer liquidated damages of US
              $ 15,000 (US dollars- fifteen thousand) for each day of delay in the Delivery, starting thirty-one (31) days following the
              scheduled delivery date within the Scheduled Delivery Month (or, if no such date has been set, the last day of the Scheduled
              Delivery Month).

              In no event will the amount of liquidated damages exceed the total of US $ 2,400,000 (US dollars-two million four hundred thousand) in respect of any one Aircraft.

              The Buyer's right to liquidated damages in respect of an Aircraft is conditioned on the Buyer's submitting a written claim for liquidated damages to the Seller not later than thirty (30) days after the last day of the Scheduled Delivery Month.

       11.2   Renegotiation

              If, as a result of an Inexcusable Delay, Delivery does not occur within six (6) months after the last day of the Scheduled
              Delivery Month the Buyer will have the right, exercisable by written notice to the Seller given between fifteen (15) days and thirty (30) days after lapse of such six (6) month period, to require from the Seller a renegotiation of the Scheduled Delivery
              Month for the affected Aircraft. Unless otherwise agreed between the Seller and the Buyer during such renegotiation, the said renegotiation will not prejudice Buyer's right to receive
              liquidated damages in accordance with Clause 11.1.

       11.3   Termination

              If, as a result of an Inexcusable Delay, Delivery does not occur within twelve (12) months after the last day of the Scheduled
              Delivery Month and the parties have not renegotiated the Delivery
              Date pursuant to Clause 11.2, then both parties will have the right exercisable by written notice to the other party, given between one (1) and sixty (60) days after the lapse of such twelve (12) month period, to terminate this Agreement in respect of the affected Aircraft. In the event of termination, neither party will have any claim against the other, except that the
              Seller will pay to the Buyer

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              any amounts due pursuant to Clause 11.1 and will pay the Buyer an amount equal to the Predelivery Payments received from the Buyer hereunder in respect of the Aircraft as to which this Agreement has been terminated.

       11.4   Remedies

              THIS CLAUSE 11 SETS FORTH THE SOLE AND EXCLUSIVE REMEDY OF THE
              BUYER FOR DELAYS IN DELIVERY OR FAILURE TO DELIVER, OTHER THAN
              SUCH DELAYS AS ARE COVERED BY CLAUSE 10, AND THE BUYER HEREBY
              WAIVES ALL RIGHTS TO WHICH IT WOULD OTHERWISE BE ENTITLED IN
              RESPECT THEREOF, INCLUDING WITHOUT LIMITATION ANY RIGHTS TO
              INCIDENTAL AND CONSEQUENTIAL DAMAGES OR SPECIFIC PERFORMANCE. THE
              BUYER WILL NOT BE ENTITLED TO CLAIM THE REMEDIES AND RECEIVE THE
              BENEFITS PROVIDED IN THIS CLAUSE 11 WHERE THE DELAY REFERRED TO
              IN THIS CLAUSE 11 IS CAUSED BY THE NEGLIGENCE OR FAULT OF THE
              BUYER OR ITS REPRESENTATIVES.

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       12.    WARRANTIES AND SERVICE LIFE POLICY

       12.1   Warranty

       12.1.1 Nature of Warranty

              Subject to the limitations and conditions hereinafter provided, and except as provided in Clause 12.1.2, the Seller warrants to the Buyer that Aircraft and each Warranted Part will at the time of Delivery to the Buyer be free from defects:

              (i) in material,

              (ii) in workmanship, including, without limitation, processes of manufacture,

              (iii) in design (including, without limitation, selection of materials) having regard to the state of the art at the date of such design, and

              (iv) arising from failure to conform to the Specification, except as to those portions of the Specification that are expressly stated in the Specification to be estimates or approximations or design aims.

              For the purposes of this Agreement, the term "Warranted Part"
              will mean any Seller proprietary component, equipment, software, or part, that (a) is installed on an Aircraft at Delivery, (b) is manufactured to the detail design of the Seller or a
              subcontractor of the Seller and (c) bears a manufacturers part number at the time of Delivery.

       12.1.2 Exclusions

              The warranties set forth in Clause 12.1.1 will not apply to Buyer
              Furnished Equipment, Propulsion Systems, or to any component, accessory, equipment or part purchased by the Buyer that is not a
              Warranted Part, provided, however, that:

              (i) any defect in the Seller's workmanship in respect of the installation of such items in the Aircraft, including any failure by the Seller to conform to the installation instructions of the manufacturers of such items that invalidates any applicable warranty from such manufacturers, will constitute a defect in workmanship for the purpose of this Clause 12.1 and be covered by the warranty set forth in Clause 12.1.1(ii), and

              (ii) any defect inherent in the Seller's design of the
              installation, considering the state of the art at the date of such design, that impairs the use of such items will constitute a defect in design for the purposes of this

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              Clause 12.1 and be covered by the warranty set forth in Clause
              12.1.1(iii).

       12.1.3 Warranty Periods

              The warranties described in Clauses 12.1.1 and 12.1.2 hereinabove will be limited to those defects that become apparent within thirty-six (36) months after Delivery of the affected Aircraft
              (the "Warranty Period").

       12.1.4 Limitations of Warranty

     12.1.4.1 The Buyer's remedy and the Seller's obligation and liability under Clauses 12.1.1 and 12.1.2 are limited to, at the Seller's expense and option, the repair, replacement or correction (to include, in the case of software, supply of a comparable product with equivalent function) of any defective Warranted Part. The
              Seller may elect to effect such repair, replacement or correction by supplying modification kits designed to rectify the defect or by furnishing a credit to the Buyer for the future purchase of goods and services (not including Aircraft) or redeemable for cash equal to the price at which the Buyer is then entitled to acquire a replacement for the defective Warranted Part.

     12.1.4.2 If the Seller corrects a defect covered by Clause 12.1.1(iii)
              that becomes apparent within the Warranty Period, on the Buyer's written request the Seller will correct any such defect of the same type in any Aircraft that has not already been delivered to the Buyer. The Seller will not be responsible for, nor deemed to be in default on account of any delay in Delivery of any Aircraft or otherwise, in respect of performance of this Agreement, due to the Seller's undertaking to make such correction. Alternatively, the Buyer and the Seller may agree to deliver such Aircraft with subsequent correction of the defect by the Buyer at the Seller's expense, or the Buyer may elect to accept Delivery and thereafter file a Warranty Claim as though the defect had become apparent immediately after Delivery of such Aircraft.

       12.1.5 Cost of Inspection

     12.1.5.1 In addition to the remedies set forth in Clauses 12.1.4.1 and
              12.1.4.2, the Seller will reimburse the direct labor costs incurred by the Buyer in performing inspections of the Aircraft that are conducted:

              (i) to determine whether a defect exists in any Warranted Part within the Warranty Period or

              (ii) pending the Seller's provision of a corrective technical solution.

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     12.1.5.2 The Seller's liability under Clause 12.1.5.1 is subject to the following conditions:

              such inspections are recommended in a Seller Service Bulletin to be performed within the Warranty Period;

              the labor rate for the reimbursements will be the In-house
              Warranty Labor Rate, and

              the hours used to determine such reimbursement will not exceed the Seller's reasonable estimate of the hours required for such inspections.

       12.1.6 Warranty Claim Requirements

              The Buyer's remedy and the Seller's obligation and liability under this Clause 12.1 with respect to each claimed defect are subject to the following conditions:

              (j) the defect has become apparent within the Warranty Period,

              (k) the Buyer has filed a Warranty Claim within ninety (90) days of a defect becoming apparent;

              (l) the Buyer has submitted to the Seller evidence reasonably satisfactory to the Seller that (i) the claimed defect is due to a matter covered under the provisions of this Clause 12, and (ii)
              that such defect did not result from any act or omission of the
              Buyer, including but not limited to, any failure to operate and maintain the affected Aircraft or part thereof in accordance with the standards set forth in Clause 12.1.11 or from any act or omission of any third party;

              (m) the Buyer returns the Warranted Part claimed to be defective to the repair facilities designated by the Seller as soon as practicable, unless the Buyer elects to repair a defective
              Warranted Part in accordance with the provisions of Clause
              12.1.8; and

              (n) the Seller's receives a Warranty Claim complying with the provisions of Clause 12.1.7(v).

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       12.1.7 Warranty Administration

              The warranties set forth in this Clause 12.1 will be administered as hereinafter provided:

              (i) Claim Determination

              Determination by the Seller as to whether any claimed defect in any Warranted Part is a valid Warranty Claim will be made by the
              Seller and will be based on claim details, reports from the
              Seller's regional representative, historical data logs,
              inspections, tests, findings during repair, defect analysis and other relevant documents and information.

              (ii) Transportation Costs

              The cost of transporting a Warranted Part claimed to be defective to the facilities designated by the Seller will be borne by the
              Buyer.

              (iii) On-Aircraft Work by the Seller

              If either (a) the Seller determines that a defect subject to this
              Clause 12.1 requires the dispatch by the Seller of a Seller's working team to the Buyer's facilities, to repair or correct such defect through implementation of one or more Seller's Service
              Bulletins, or (b) the Seller accepts the return of an Aircraft to perform or have performed a repair or correction, then, the labor costs for such on-Aircraft work will be borne by the Seller at the In-House Labor Rate.

              On-Aircraft work by the Seller will be undertaken only if, in the
              Seller's opinion, the work requires the Seller's technical expertise. In such case, the Seller and the Buyer will agree on a schedule and place for the work to be performed.

              (iv) Return of an Aircraft

              If the Buyer and the Seller mutually agree, prior to such return, that it is necessary to return an Aircraft to the Seller for consideration of a Warranty Claim, the Seller shall bear the direct costs of fuel and landing fees to and from the Seller's facilities for such return of the Aircraft. The Buyer shall make its reasonable efforts to minimize the duration of the
              corresponding flights.

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              (v) Warranty Claim Substantiation

              For each claim under this Clause 12.1 the Buyer will give written notice ("a "Warranty Claim") to the Seller that contains at least the data listed below with respect to an Aircraft or Warranted
              Part, as applicable. The Buyer will deliver the Warranty Claim within ninety (90) days of discovering each defect giving rise to a claim by the Buyer under this Clause 12.

              (a) Description of the defect and any action taken,

              (b) Date of incident and/or removal,

              (c) Description of the Warranted Part claimed to be defective.

              (d) Part number,

              (e) Serial number (if applicable),

              (f) Position on Aircraft, according to Catalog Sequence Number
              (CSN) of the Illustrated Parts Catalog, Component Maintenance
              Manual or Structural Repair Manual (as such documents are defined in Exhibit F) as applicable,

              (g) Total flying hours or calendar times, as applicable, at the date of appearance of a defect,

              (h) Time since last shop visit at the date of appearance of defect,

              (i) Manufacturer's serial number (MSN) of the Aircraft and/or its registration number,

              (j) Aircraft total flying hours and/or number of landings at the date of appearance of defect,

              (k) Claim number,

              (l) Date of claim and

              (m) Date of Delivery of an Aircraft to the Buyer.

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              Warranty Claims are to be addressed as follows:

              AIRBUS
              CUSTOMER SERVICES DIRECTORATE
              WARRANTY ADMINISTRATION
              ROND-POINT MAURICE BELLONTE
              B.P. 33
              F-31707 BLAGNAC CEDEX
              FRANCE

              (vi) Replacements

              Replaced components, equipment, accessories or parts will become the Seller's property.

              Title to and risk of loss of any Aircraft, component, accessory, equipment or part returned by the Buyer to the Seller will at all times remain with the Buyer, except that (i) when the Seller has possession of a returned Aircraft, component, accessory,
              equipment or part to which the Buyer has title, the Seller will have such responsibility therefor as is chargeable by law to a bailee for hire, but the Seller will not be liable for loss of use, and (ii) title to and risk of loss of a returned component, accessory, equipment or part will pass to the Seller on shipment by the Seller to the Buyer of any item furnished by the Seller to the Buyer as a replacement therefor. Upon the Seller's shipment to the Buyer of any replacement component, accessory, equipment or part provided by the Seller pursuant to this Clause 12.1, title to and risk of loss of such replacement component,
              accessory, equipment or part will pass to the Buyer.

              (vii) Rejection

              The Seller will provide reasonable written substantiation in case of rejection of a Warranty Claim. The Buyer will pay to the
              Seller reasonable inspection and test charges incurred by the
              Seller in connection with the investigation and processing of a rejected Warranty Claim.

              (viii) Inspection

              The Seller will have the right to inspect the affected Aircraft and documents and other records relating thereto in the event of any claim under this Clause 12.1.

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       12.1.8 In-house Warranty

              (i) Authorization

              The Buyer is hereby authorized to repair Warranted Parts, subject to the terms of this Clause 12.1.8 ("In-house Warranty Repair").
              When the estimated cost of an In-house Warranty repair exceeds
              $15,000 (fifteen thousand US dollars), the Buyer will notify the
              Resident Customer Support Representative, of its decision to perform any in-house repairs before such repairs are commenced.
              The Buyer's notice will include sufficient detail regarding the defect, estimated labor hours and material to allow the Seller to ascertain the reasonableness of the estimate. The Seller will use reasonable efforts to ensure a prompt response and will not unreasonably withhold authorization.

              (ii) Conditions of Authorization

              The Buyer will be entitled to the benefits under this Clause
              12.1.8 for repair of Warranted Parts:

                  (a)   if the Buyer complies with the terms of Clause 12.1.8
                        (i);

                  (b)   if adequate facilities and qualified personnel are
                        available to the Buyer.

                  (c)   provided that repairs are to be performed in accordance
                        with the Seller's written instructions set forth in
                        applicable Technical Data and

                  (d)   only to the extent specified by the Seller, or, in the
                        absence of the Seller's specifying, to the extent
                        reasonably necessary to correct the defect, in
                        accordance with the standards set forth in Clause
                        12.1.11.

              (iii) Seller's Rights

              The Seller will have the right to require the return to Seller of any Warranted Part, or any part removed therefrom, that is claimed to be defective, if, in the Seller's judgment, the nature of the claimed defect requires technical investigation. Such delivery will be subject to the provisions of Clause 12.1.7(ii).

              The Seller will have the right to have a representative present during the disassembly, inspection and testing of any Warranted
              Part claimed to be defective, subject to such presence being practical and not unduly delaying the repair.(iv) In-house
              Warranty Claim Substantiation

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              Claims for In-house Warranty Repair credit will comply with the requirements for Warranty Claims under Clause 12.1.6(v) and in addition will include:

                  (a)   a report of technical findings with respect to the
                        defect,

                  (b)   for parts required to remedy the defect:
                           part numbers,
                           serial numbers (if applicable),
                           description of the parts,
                           quantity of parts,
                           unit price of parts,
                           -   copies of related Seller's or third party's
                               invoices (if applicable), total price of parts

                  (c)   detailed number of labor hours,

                  (d)   In-house Warranty Labor Rate, and

                  (e)   total claim value.

              (v) Credit

              The Buyer's sole remedy, and the Seller's sole obligation and liability, in respect of In-house Warranty Repair claims, will be a credit to the Buyer's account. Such credit will be equal to the sum of the direct labor cost expended in performing such repair, plus the direct cost of materials incorporated in the repair.
              Such costs will be determined as set forth below.

              To determine direct labor costs, only the manhours spent on removal from the Aircraft disassembly, inspection, repair, reassembly, and final inspection and test of the Warranted Part, and reinstallation thereof on the Aircraft will be counted. The hours required for maintenance work concurrently being carried out on the Aircraft or Warranted Part will not be included.

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              The manhours permissible above will be multiplied by a labor rate
              ("In-house- Warranty Labour Rate") equal to either:

              (i)   The Inhouse Warranty Labor Rate applicable pursuant to any existing agreement between the Seller and the Operator of
                    the Aircraft in the event that such Operator operates Airbus aircraft, or

              (ii)  A labor rate to be agreed between the Buyer and the Seller and corresponding to the Inhouse Warranty Labor Rate
                    generally applicable to Operators of Airbus aircraft in the region, in the event that the Operator of the Buyer's
                    Aircraft is not an Airbus aircraft operator.

              (iii) Direct material costs are determined by the prices at which the Buyer acquired such material, excluding any parts and
                    materials used for overhaul furnished free of charge by the
                    Seller.

              (vi)  Limitation on Credit

              The Buyer will only be credited for repair costs (labor and material) for any Warranted Part up to sixty-five percent (65%)
              of the Seller's then-current catalog price for a replacement of such defective Warranted Part provided such replacement part is available for purchase.

              The Seller will substantiate such Seller costs in writing on reasonable request by the Buyer.

              (vii) Scrapped Material

              The Buyer may, with the agreement of the Seller's Resident
              Customer Support Representative, scrap any such defective
              Warranted Parts that are beyond economic repair and not required for technical evaluation.

              If the Buyer does not obtain the agreement of the Seller's
              Resident Customer Support Representative to scrap a Warranted
              Part immediately, the Buyer will retain such Warranted Part and any defective part removed from a Warranted Part during repair for a period of either one hundred and twenty (120) days after the date of completion of repair or sixty (60) days after
              submission of a claim for In-house Warranty Repair credit
              relating thereto, whichever is longer. Such parts will be
              returned to the Seller within thirty (30) days of receipt of the
              Seller's request therefor, made within such retention periods.

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              A record of scrapped Warranted Parts, certified by an authorized representative of the Buyer, will be kept in the Buyer's file for at least the duration of the Warranty Period.

              (viii) DISCLAIMER OF SELLER LIABILITY FOR BUYER'S REPAIR

              THE SELLER WILL NOT BE LIABLE FOR, AND THE BUYER WILL INDEMNIFY
              THE SELLER AGAINST, THE CLAIMS OF ANY THIRD PARTIES FOR LOSSES
              DUE TO ANY DEFECT, NONCONFORMANCE OR PROBLEM OF ANY KIND, ARISING
              OUT OF OR IN CONNECTION WITH ANY REPAIR OF WARRANTED PARTS
              UNDERTAKEN BY THE BUYER UNDER THIS CLAUSE 12.1.8 OR ANY OTHER
              ACTIONS UNDERTAKEN BY THE BUYER UNDER THIS CLAUSE 12.1.8, WHETHER
              SUCH CLAIM IS ASSERTED IN CONTRACT OR IN TORT, OR IS PREMISED ON
              ALLEGED, ACTUAL, IMPUTED, ORDINARY OR INTENTIONAL ACTS OR
              OMISSIONS OF THE BUYER OR THE SELLER .

       12.1.9 Warranty Transferability

              Notwithstanding the provisions of Clause 20.1, The warranties provided for in this Clause 12.1 for any Warranted Part will accrue to the benefit of any airline in revenue service other than the Buyer, if the Warranted Part enters into the possession of any such airline as a result of a pooling agreement between such airline and the Buyer, in accordance with the terms and subject to the limitations and exclusions of the foregoing warranties and to applicable laws or regulations.

      12.1.10 Warranty for Corrected, Replacement or Repaired Warranted Parts

              Whenever any Warranted Part that contains a defect for which the
              Seller is liable under this Clause 12.1 has been corrected, repaired or replaced pursuant to the terms hereof, the period of the Seller's warranty with respect to such corrected, repaired or replacement Warranted Part, will be the remaining portion of the original warranty in respect of such corrected, repaired or replaced Warranted Part or twelve (12) months, whichever is longer. If a defect is attributable to a defective repair or replacement by the Buyer, a Warranty Claim with respect to such defect will be rejected, notwithstanding any subsequent
              correction or repair, and will immediately terminate the
              remaining warranties under this Clause 12.1 in respect of the affected Warranted Part.

      12.1.11 Good Airline Operation - Normal Wear and Tear

              The Buyer's rights under this Clause 12.1 are subject to the
              Aircraft and each component, equipment, accessory and part thereof being maintained,

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              overhauled, repaired and operated in accordance with good
              commercial airline practice, all technical documentation and any other instructions issued by the Seller, the Suppliers or the manufacturer of the Propulsion Systems and all applicable rules, regulations and directives of the relevant Aviation Authorities.

              The Seller's liability under this Clause 12.1 will not extend to normal wear and tear or to

              (i) any Aircraft or component, equipment, accessory or part thereof that has been repaired, altered or modified after
              Delivery in a manner other than that approved by the Seller;

              (ii) any Aircraft or component, equipment, accessory or part thereof that has been knowingly operated in a damaged state; or

              (iii) any component, equipment, accessory or part from which the trademark, trade name, part or serial number or other
              identification marks have been intentionally removed.

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       12.2   Seller Service Life Policy

       12.2.1 Scope and Definitions

              In addition to the warranties set forth in Clause 12.1, the
              Seller agrees that should a Failure occur in any Item (as these terms are defined below), then, subject to the general conditions and limitations set forth in Clause 12.2.4, the provisions of this Clause 12.2 will apply.

              For the purposes of this Clause 12.2:

                  "Item" means any of the Seller components, equipment,
              accessories or parts listed in Exhibit C that are installed on an
              Aircraft at any time during the period of effectiveness of the
              Service Life Policy as defined in Clause 12.2.2.

                  "Failure" means any breakage of, or defect in, an Item that
              (a) materially impairs the utility or safety of the Item
              (provided that any such breakage of, or defect in, such Item did not result from any breakage or defect in any other Aircraft part or component or from any other extrinsic force) and (b) has occurred or can reasonably be expected to occur on a repetitive or fleetwide basis.

              The Seller's obligations under this Clause 12.1.2 are referred to as the "Service Life Policy."

       12.2.2 Periods and Seller's Undertaking

              Subject to the general conditions and limitations set forth in
              Clause 12.2.4, the Seller agrees that if a Failure occurs in an
              Item before the Aircraft in which such Item is installed has completed forty five thousand (45,000) flying hours or twelve thousand (12,000) flight cycles or within twelve (12) years after the Delivery of such Aircraft, the Seller will, at its
              discretion, as promptly as practicable and for a price that reflects the Seller's financial participation as hereinafter provided either:

                  design and furnish to the Buyer a correction for such Item and provide any parts required for such correction (including Seller designed standard parts but excluding industry standard parts),
              or

                  replace such Item

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      12.2.3  Seller's Participation in the Cost

              Any part or Item or part that the Seller is required to furnish to the Buyer under this Service Life Policy will be furnished to the Buyer at the Seller's current sales price therefor, less the
              Seller's financial participation, which will be determined in accordance with the following formula:

              P =  C  (N  -  T)
                   --------------
                       N

              Where:

              P: financial participation of the Seller,

              C: the Seller's then current sales price for the required Item or required Seller designed parts, and,

              (i) T: total flying time in hours of the Aircraft since Delivery of the Aircraft in which the Item subject to a Failure was originally installed, and,

              N: forty-five thousand (45,000) flying hours

              or

              (ii) T: total number of flight cycles since Delivery that have been accumulated by the Aircraft in which the Item subject to a
              Failure was originally installed, and,

              N: twelve thousand (12,000) flight cycles,

              or,

              (iii) T: total time in months since Delivery of the Aircraft in which the Item subject to a Failure was originally installed,

              and,

              N: one hundred forty-four (144) months.

              whichever of the foregoing clauses (i), (ii) and (iii) yields the lowest ratio of:

                     N  -  T
                     -------
                       N

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       12.2.4 General Conditions and Limitations

     12.2.4.1 Notwithstanding any provision of this Clause 12.2, during the
              Warranty Period, all Items will be covered by the provisions of
              Clause 12.1 of this Agreement and not by the provisions of this
              Clause 12.2.

     12.2.4.2 The Buyer's remedies and the Seller's obligations and liabilities under this Service Life Policy are subject to the following conditions:

              (i) The Buyer maintains log books and other historical records with respect to each Item adequate to enable the Seller to determine whether the alleged Failure is covered by this Service
              Life Policy and, if so, to define the portion of the cost to be borne by the Seller in accordance with Clause 12.2.3.

              (ii) The Buyer keeps the Seller informed of any significant incidents relating to an Aircraft, howsoever occurring or
              recorded.

              (iii) The Buyer complies with the conditions of Clause 12.1.11.

              (iv) The Buyer implements specific structural inspection programs for monitoring purposes as may be established from time to time by the Seller. Such programs will be, to the extent possible, compatible with the Buyer's operational requirements and will be carried out at the Buyer's expense, reports relating thereto to be regularly furnished to the Seller.

              (v) The Buyer reports in writing any breakage or defect to the
              Seller within sixty (60) days after any breakage or defect in an
              Item becomes apparent, whether or not the breakage or defect can reasonably be expected to occur in any other Aircraft, and the
              Buyer provides the Seller with sufficient detail (to the extent then available to the Buyer) about the breakage or defect to enable the Seller to determine whether said breakage or defect is subject to this Service Life Policy.

     12.2.4.3 Except as otherwise provided in this Clause 12.2, any claim under this Service Life Policy will be administered as provided in, and will be subject to the terms and conditions of, Clause 12.1.6.

     12.2.4.4 If the Seller has issued a service bulletin modification applicable to an Aircraft, the purpose of which is to avoid a
              Failure, the Seller may elect to supply the necessary modification kit free of charge or under a pro rata formula established by the
              Seller. If such a kit is so offered to the Buyer, then, in respect of such Failure and any Failures that could ensue therefrom, the validity of the Seller's commitment under this Clause 12.2 will be subject to the Buyer's incorporating such modification in the

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              relevant Aircraft, within a reasonable time, in accordance with the Seller's instructions.

     12.2.4.5 THIS SERVICE LIFE POLICY IS NEITHER A WARRANTY, PERFORMANCE
              GUARANTEE, NOR AN AGREEMENT TO MODIFY ANY AIRCRAFT OR AIRFRAME
              COMPONENTS TO CONFORM TO NEW DEVELOPMENTS OCCURRING IN THE STATE
              OF AIRFRAME DESIGN AND MANUFACTURING ART. THE SELLER'S OBLIGATION
              UNDER THIS CLAUSE 12.2 IS TO MAKE ONLY THOSE CORRECTIONS TO THE
              ITEMS OR FURNISH REPLACEMENTS THEREFOR AS PROVIDED IN THIS CLAUSE
              12.2. THE BUYER'S SOLE REMEDY AND RELIEF FOR THE NONPERFORMANCE
              OF ANY OBLIGATION OR LIABILITY OF THE SELLER ARISING UNDER OR BY
              VIRTUE OF THIS SERVICE LIFE POLICY WILL BE IN MONETARY DAMAGES,
              LIMITED TO THE AMOUNT THE BUYER REASONABLY EXPENDS IN PROCURING A
              CORRECTION OR REPLACEMENT FOR ANY ITEM THAT IS THE SUBJECT OF A
              FAILURE COVERED BY THIS SERVICE LIFE POLICY AND TO WHICH SUCH
              NONPERFORMANCE IS RELATED, LESS THE AMOUNT THAT THE BUYER
              OTHERWISE WOULD HAVE BEEN REQUIRED TO PAY UNDER THIS CLAUSE 12.2
              IN RESPECT OF SUCH CORRECTED OR REPLACEMENT ITEM. WITHOUT
              LIMITING THE EXCLUSIVITY OF WARRANTIES AND GENERAL LIMITATIONS OF
              LIABILITY PROVISIONS SET FORTH IN CLAUSE 12.5, THE BUYER HEREBY
              WAIVES, RELEASES AND RENOUNCES ALL CLAIMS TO ANY FURTHER DIRECT,
              INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS
              AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES, ARISING UNDER OR BY
              VIRTUE OF THIS SERVICE LIFE POLICY.

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       12.3   Supplier Warranties And Service Life Policies

       12.3.1 Seller's Support

              Before Delivery of the first Aircraft, the Seller will provide the Buyer with the warranties and service life policies that the
              Seller has obtained pursuant to the Supplier Product Support
              Agreements.

       12.3.2 Supplier's Default

     12.3.2.1 If any Supplier under any warranty referred to in Clause 12.3.1 defaults in the performance of any material obligation under such warranty with respect to a Supplier Part and the Buyer submits reasonable evidence, within a reasonable time, that such default has occurred, then Clause 12.1 of this Agreement will apply to the extent it would have applied had such Supplier Part been a
              Warranted Part, to the extent the Seller can reasonably perform said Supplier's obligations, except that the Supplier's warranty period indicated in the Supplier Product Support Agreements will apply.

     12.3.2.2 In the event of any Supplier, under any Supplier Service Life
              Policy obtained by the Seller pursuant to Clause 12.3.1,
              defaulting in the performance of any material obligation with respect thereto and the Buyer submitting in reasonable time to the Seller reasonable proof that such default has occurred, then
              Clause 12.2 shall apply to the extent the same would have been applicable had such Supplier Item been listed in Exhibit C,
              Seller Service Life Policy, except that the Supplier's Service
              Life Policy period as indicated in the Supplier Product Support
              Agreement shall apply.

     12.3.2.3 At the Seller's request, the Buyer will assign to the Seller, and the Seller will be subrogated to, all of the Buyer's rights against the relevant Supplier with respect to, and arising by reason of, such default and the Buyer will provide reasonable assistance to enable the Seller to enforce the rights so
              assigned.

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       12.4   Interface Commitment

       12.4.1 Interface Problem

              If the Buyer experiences any technical problem in the operation of an Aircraft or its systems due to a malfunction, the cause of which, after due and reasonable investigation, is not readily identifiable by the Buyer, but which the Buyer reasonably
              believes to be attributable to the design characteristics of one or more components of the Aircraft (an "Interface Problem"), the
              Seller will, if requested by the Buyer, and without additional charge to the Buyer, except for transportation of the Seller's or its designee's personnel to the Buyer's facilities, promptly conduct or have conducted an investigation and analysis of such problem to determine, if possible, the cause or causes of the problem and to recommend such corrective action as may be
              feasible. The Buyer will furnish to the Seller all data and information in the Buyer's possession relevant to the Interface
              Problem and will cooperate with the Seller in the conduct of the
              Seller's investigations and such tests as may be required. At the conclusion of such investigation the Seller will promptly advise the Buyer in writing of the Seller's opinion as to the cause or causes of the Interface Problem and the Seller's recommendations as to corrective action.

       12.4.2 Seller's Responsibility

              If the Seller determines that the Interface Problem is primarily attributable to the design of a Warranted Part, the Seller will, if requested by the Buyer, correct the design of such Warranted
              Part pursuant to the terms and conditions of Clause 12.1.

       12.4.3 Supplier's Responsibility

              If the Seller determines that the Interface Problem is primarily attributable to the design of any Supplier Part, the Seller will at the Buyer's request, reasonably assist the Buyer in processing any warranty claim the Buyer may have against the manufacturer of such Supplier Part.

       12.4.4 Joint Responsibility

              If the Seller determines that the Interface Problem is
              attributable partially to the design of a Warranted Part and partially to the design of any Supplier Part, the Seller will, if requested by the Buyer, seek a solution to the Interface Problem through cooperative efforts of the Seller and any Supplier involved. The Seller will promptly advise the Buyer of any corrective action proposed by the Seller and any such Supplier.
              Such proposal will be consistent with any then existing
              obligations of the Seller hereunder and of any such Supplier to the Buyer. Such corrective action, unless reasonably

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              rejected by the Buyer, will constitute full satisfaction of any claim the Buyer may have against either the Seller or any such
              Supplier with respect to such Interface Problem.

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       12.4.5 General

     12.4.5.1 All requests under this Clause 12.4 will be directed both to the
              Seller and to the affected Suppliers.

     12.4.5.2 Except as specifically set forth in this Clause 12.4, this Clause
              12.4 will not be deemed to impose on the Seller any obligations not expressly set forth elsewhere in this Agreement.

     12.4.5.3 All reports, recommendations, data and other documents furnished by the Seller to the Buyer pursuant to this Clause 12.4 will be deemed to be delivered under this Agreement and will be subject to the terms, covenants and conditions set forth in this Clause
              12 and in Clause 22.7.

       12.5   Exclusivity Of Warranties

              THIS CLAUSE 12 SETS FORTH THE EXCLUSIVE WARRANTIES, EXCLUSIVE
              LIABILITIES AND EXCLUSIVE OBLIGATIONS OF THE SELLER, AND THE
              EXCLUSIVE REMEDIES AVAILABLE TO THE BUYER, WHETHER UNDER THIS
              AGREEMENT OR OTHERWISE, ARISING FROM ANY DEFECT OR NONCONFORMITY
              OR PROBLEM OF ANY KIND IN ANY AIRCRAFT, COMPONENT, EQUIPMENT,
              ACCESSORY, PART, SOFTWARE, DATA OR SERVICE DELIVERED BY THE
              SELLER UNDER THIS AGREEMENT.

              THE BUYER RECOGNIZES THAT THE RIGHTS, WARRANTIES AND REMEDIES IN
              THIS CLAUSE 12 ARE ADEQUATE AND SUFFICIENT TO PROTECT THE BUYER
              FROM ANY DEFECT OR NONCONFORMITY OR PROBLEM OF ANY KIND IN THE
              GOODS AND SERVICES SUPPLIED UNDER THIS AGREEMENT. THE BUYER
              HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES,
              OBLIGATIONS, GUARANTEES AND LIABILITIES OF THE SELLER AND ALL
              OTHER RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE
              SELLER, WHETHER EXPRESS OR IMPLIED BY CONTRACT, TORT, OR
              STATUTORY LAW OR OTHERWISE, WITH RESPECT TO ANY NONCONFORMITY OR
              DEFECT OR PROBLEM OF ANY KIND IN ANY AIRCRAFT, COMPONENT,
              EQUIPMENT, ACCESSORY, PART, SOFTWARE, DATA OR SERVICE DELIVERED
              BY THE SELLER UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO:

              (1) ANY IMPLIED WARRANTY OF MERCHANTABILITY AND/OR FITNESS FOR
              ANY GENERAL OR PARTICULAR PURPOSE;

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              (2) ANY IMPLIED OR EXPRESS WARRANTY ARISING FROM COURSE OF
              PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

              (3) ANY RIGHT, CLAIM OR REMEDY FOR BREACH OF CONTRACT;

              (4) ANY RIGHT, CLAIM OR REMEDY FOR TORT, UNDER ANY THEORY OF
              LIABILITY, HOWEVER ALLEGED, INCLUDING, BUT NOT LIMITED TO,
              ACTIONS AND/OR CLAIMS FOR NEGLIGENCE, GROSS NEGLIGENCE,
              INTENTIONAL ACTS, WILLFUL DISREGARD, IMPLIED WARRANTY, PRODUCT
              LIABILITY, STRICT LIABILITY OR FAILURE TO WARN;

              (5) ANY RIGHT, CLAIM OR REMEDY ARISING UNDER THE UNIFORM
              COMMERCIAL CODE OR ANY OTHER STATE OR FEDERAL STATUTE;

              (6) ANY RIGHT, CLAIM OR REMEDY ARISING UNDER ANY REGULATIONS OR
              STANDARDS IMPOSED BY ANY INTERNATIONAL, NATIONAL, STATE OR LOCAL
              STATUTE OR AGENCY;

              (7) ANY RIGHT, CLAIM OR REMEDY TO RECOVER OR BE COMPENSATED FOR:

              (i) LOSS OF USE OR REPLACEMENT OF ANY AIRCRAFT, COMPONENT,
              EQUIPMENT, ACCESSORY OR PART PROVIDED UNDER THIS AGREEMENT;

              (ii) LOSS OF, OR DAMAGE OF ANY KIND TO, ANY AIRCRAFT, COMPONENT,
              EQUIPMENT, ACCESSORY OR PART PROVIDED UNDER THIS AGREEMENT;

              (iii) LOSS OF PROFITS AND/OR REVENUES;

              (iv) ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGE.

              THE WARRANTIES AND SERVICE LIFE POLICY PROVIDED BY THIS AGREEMENT
              WILL NOT BE EXTENDED, ALTERED OR VARIED EXCEPT BY A WRITTEN
              INSTRUMENT SIGNED BY THE SELLER AND THE BUYER. IN THE EVENT THAT
              ANY PROVISION OF THIS CLAUSE 12 SHOULD FOR ANY REASON BE HELD
              UNLAWFUL, OR OTHERWISE UNENFORCEABLE, THE REMAINDER OF THIS
              CLAUSE 12 WILL REMAIN IN FULL FORCE AND EFFECT. FOR THE PURPOSE
              OF THIS CLAUSE 12.5, "SELLER" WILL BE

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              UNDERSTOOD TO INCLUDE THE SELLER, ITS AFFILIATES AND SUPPLIERS.

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       12.6   Duplicate Remedies

              The remedies provided to the Buyer under Clause 12.1 and Clause
              12.2 as to any defect in respect of the Aircraft or any part thereof are mutually exclusive and not cumulative. The Buyer will be entitled to the remedy that provides the maximum benefit to it, as the Buyer may elect, pursuant to the terms and conditions of this Clause 12 for any particular defect for which remedies are provided under this Clause 12; provided, however, that the
              Buyer will not be entitled to elect a remedy under both Clause
              12.1 and Clause 12.2 for the same defect. The Buyer's rights and remedies herein for the nonperformance of any obligations or liabilities of the Seller arising under these warranties will be in monetary damages limited to the amount the Buyer expends in procuring a correction or replacement for any covered part subject to a defect or nonperformance covered by this Clause 12, and the Buyer will not have any right to require specific
              performance by the Seller.

       12.7   Transferability and Disclosure to Third Party Entity

      12.7.1. The Buyer's rights under this Clause 12 will not be assigned, sold, transferred, novated or otherwise alienated by operation of law or otherwise, without the Seller's prior written consent. Any unauthorized assignment, sale, transfer, novation or other alienation of the Buyer's rights under this Clause 12 will, as to the particular Aircraft involved, immediately void this Clause 12 in its entirety.

      12.7.2. In the event of the Buyer intending to designate a third party entity (a "Third Party Entity") to administrate this Clause 12, the Buyer shall notify the Seller of such intention prior to any disclosure of this Clause to the selected Third Party Entity and shall cause such Third Party Entity to enter into a
              confidentiality agreement and or any other relevant documentation with the Seller solely for the purpose of administrating this
              Clause 12.

       12.8   Negotiated Agreement

              The Parties each acknowledge that:

              (i) the Specification has been agreed upon after careful
              consideration by the Buyer using its judgment as a professional operator of, and maintenance provider with respect to, aircraft used in public transportation and as such is a professional within the same industry as the Seller;

              (ii) this Agreement, and in particular this Clause 12, has been the subject of discussion and negotiation and is fully understood by the Buyer; and

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              (iii) the price of the Aircraft and the other mutual agreements of the Buyer set forth in this Agreement were arrived at in consideration of, inter alia, the provisions of this Clause 12, specifically including the Exclusivity of Warranties set forth in
              Clause 12.5.

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       13.    PATENT AND COPYRIGHT INDEMNITY

       13.1   Indemnity

       13.1.1 Subject to the provisions of Clause 13.2.3, the Seller will indemnify the Buyer from and against any damages, costs and expenses including reasonable legal costs (excluding damages, costs, expenses, loss of profits and other liabilities in respect of or resulting from loss of use of the Aircraft) resulting from any infringement or claim of infringement by the Airframe or any part or software installed therein at Delivery of

              - any British, French, German, Spanish or U.S. patent; and

              - any patent issued under the laws of any other country in which the Buyer may lawfully operate the Aircraft, provided that from the time of design of such Airframe or any part or software installed therein at Delivery and until infringement claims are resolved, the country of the patent and the flag country of the
              Aircraft are both parties to:

              the Chicago Convention on International Civil Aviation of
              December 7, 1944, and are each fully entitled to all benefits of
              Article 27 thereof, or,

              the International Convention for the Protection of Industrial
              Property of March 20, 1883 (the "Paris Convention"); and

              - in respect of computer software installed on the Aircraft, any copyright, provided that the Seller's obligation to indemnify will be limited to infringements in countries which, at the time of infringement, are members of The Berne Union and recognize computer software as a "work" under the Berne Convention.

       13.1.2 Clause 13.1.1 will not apply to

                Buyer Furnished Equipment;

                the Propulsion Systems;

                Supplier Parts; or

                software not developed by the Seller.

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       13.1.3 If the Buyer, due to circumstances contemplated in Clause 13.1.1, is prevented from using the Aircraft (whether by a valid judgment of a court of competent jurisdiction or by a settlement arrived at among the claimant, the Seller and the Buyer), the Seller will at its expense either within a reasonable time period

                  (i)   procure for the Buyer the right to use the affected
                        Airframe, part or software free of charge; or

                  (ii)  replace the infringing part or software as soon as
                        possible with a non-infringing substitute.

       13.2   Administration of Patent and Copyright Indemnity Claims

       13.2.1 If the Buyer receives a written claim or a suit is threatened or begun against the Buyer for infringement of a patent or copyright referred to in Clause 13.1, the Buyer will

              (i) forthwith notify the Seller, giving particulars thereof;

              (ii) furnish to the Seller all data, papers and records within the Buyer's control or possession relating to such patent or claim;

              (iii) refrain from admitting any liability or making any payment, or assuming any expenses, damages, costs or royalties, or
              otherwise acting in a manner prejudicial to the defense or denial of the suit or claim, it being agreed that nothing in this Clause
              13.2.1(iii) will prevent the Buyer from paying the sums that may be required to obtain the release of the Aircraft, provided that payment is accompanied by a denial of liability and is made without prejudice;

              (iv) fully cooperate with, and render all assistance to, the
              Seller as may be pertinent to the defense or denial of the suit or claim; and

              (v) act to mitigate damages and/or to reduce the amount of royalties that may be payable, and act to minimize costs and expenses.

              The Seller will be entitled either in its own name or on behalf of the Buyer to conduct negotiations with the party or parties alleging infringement and may assume and conduct the defense or settlement of any suit or claim in the manner that, in the
              Seller's opinion, it deems proper.

       13.2.2 The Seller's liability hereunder will be conditioned on the strict and timely compliance by the Buyer with the terms of this
              Clause 13 and is in lieu of any other liability to the Buyer, whether express or implied, which the

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              Seller might incur at law as a result of any infringement or claim of infringement of any patent or copyright.

              THE INDEMNITY PROVIDED IN THIS CLAUSE 13 AND THE OBLIGATIONS AND
              LIABILITIES OF THE SELLER UNDER THIS CLAUSE 13 ARE EXCLUSIVE AND
              IN SUBSTITUTION FOR, AND THE BUYER HEREBY WAIVES, RELEASES AND
              RENOUNCES ALL OTHER INDEMNITIES, WARRANTIES, OBLIGATIONS,
              GUARANTEES AND LIABILITIES ON THE PART OF THE SELLER AND RIGHTS,
              CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER, EXPRESS OR
              IMPLIED, ARISING BY LAW OR OTHERWISE (INCLUDING WITHOUT
              LIMITATION ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY
              ARISING FROM OR WITH RESPECT TO LOSS OF USE OR REVENUE OR
              CONSEQUENTIAL DAMAGES), WITH RESPECT TO ANY ACTUAL OR ALLEGED
              PATENT INFRINGEMENT OR THE LIKE BY ANY AIRFRAME, PART OR SOFTWARE
              INSTALLED THEREIN AT DELIVERY, OR THE USE OR SALE THEREOF,
              PROVIDED THAT, IN THE EVENT THAT ANY OF THE AFORESAID PROVISIONS
              SHOULD FOR ANY REASON BE HELD UNLAWFUL OR OTHERWISE INEFFECTIVE,
              THE REMAINDER OF THIS CLAUSE WILL REMAIN IN FULL FORCE AND
              EFFECT. THIS INDEMNITY AGAINST PATENT AND COPYRIGHT INFRINGEMENTS
              WILL NOT BE EXTENDED, ALTERED OR VARIED EXCEPT BY A WRITTEN
              INSTRUMENT SIGNED BY THE SELLER AND THE BUYER.

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       14 -   TECHNICAL DATA AND FLIGHT AND GROUND INFORMATION SERVICES

              This Clause sets forth the terms and conditions for the supply of technical data ("Technical Data") and software services
              ("Software Services").

       14A    Technical Data

       14A.1  General

    14.A.1.1  The Technical Data will be supplied in the English language using aeronautical terminology in common use.

     14A.1.2  Range, form, type, format, ATA/non-ATA compliance, revision and quantity of the Technical Data are covered in Exhibit F hereto.

     14A.1.3  The Buyer will not receive credit or compensation for any partially used or unused Technical Data provided pursuant to this
              Clause 14.

       14A.2  Aircraft Identification for Technical Data

              For those Technical Data that are customized to the Buyer's specific operations and Aircraft as indicated in the Airbus
              Customer Services Catalog (the "CSC"), the Buyer agrees to the allocation of fleet serial numbers ("Fleet Serial Numbers
              (FSNs)") in the form of a block of numbers selected in the range from 001 to 999.

              The sequence will be interrupted only if two (2) different
              Propulsion Systems or different Aircraft models are selected.

              The Buyer will indicate to the Seller the FSNs corresponding to the Aircraft as listed in Clause 9 of this Agreement within forty-five (45) days after execution of this Agreement. The allocation of FSNs to such Aircraft will not constitute any proprietary, insurable or other interest of the Buyer in any
              Aircraft before delivery of and payment for Aircraft as provided in this Agreement.

              The Technical Data that may be customized are:

              Aircraft Maintenance Manual
              Illustrated Parts Catalog
              Trouble Shooting Manual
              Aircraft Wiring Manual
              Aircraft Schematics Manual
              Aircraft Wiring Lists

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       14A.3  Integration of Equipment Data

      14A.3.1 Supplier Equipment

              If necessary for the understanding of the affected systems, information relating to Supplier equipment that is installed on the Aircraft by the Seller will be included free of charge in the first issue ("First Issue") of the customized Technical Data.

      14A.3.2 Buyer Furnished Equipment

    14A.3.2.1 The Seller will introduce Buyer Furnished Equipment data for BFE which is installed on the Aircraft by the Seller ("BFE Data")
              into the customized Technical Data at no additional charge to the
              Buyer for the First Issue, provided such data is provided in accordance with the conditions set forth in Clauses 14A.3.2.2 through 14A.3.2.6.

    14A.3.2.2 The Buyer will supply the BFE Data to the Seller, in English and in a format compliant with ATA 2200 standard specification and all applicable revisions, at least six (6) months before the scheduled delivery of the customized Technical Data and Software
              Services.

    14A.3.2.3 The Buyer and the Seller will enter into a separate agreement addressing the time frame, media and format in which BFE Data will be provided to the Seller to facilitate the process of BFE
              Data integration in an efficient, expedited and economic manner.

    14A.3.2.4 Such agreement will specify that the BFE Data will be delivered in digital format (SGML) and/or in Portable Document Format
              (PDF).

    14A.3.2.5 All costs related to the delivery to the Seller of the applicable
              BFE Data will be borne by the Buyer.

    14A.3.2.6 This Clause 14A.3.2 will also apply to the data related to the
              Buyer Furnished Equipment procured by the Seller in accordance with Clause 18.1.3.

       14A.4  Delivery of Technical Data

      14A.4.1 Technical Data will be delivered as set forth in Exhibit F.

      14A.4.2 The Technical Data and corresponding revisions to be supplied by the Seller in a format other than on-line will be sent to two (2)
              addresses only.

      14A.4.3 Technical Data and revisions will be packed and shipped by the quickest

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              transportation methods reasonably available. Shipment will be
              Delivery Duty Unpaid (DDU) as defined in Incoterms 2000 published by the International Chamber of Commerce, Toulouse, France, and/or
              Delivery Duty Unpaid (DDU) Hamburg, Germany.

     14A.4.4  The Technical Data will be delivered according to a mutually agreed schedule, designed to correspond to Aircraft deliveries.
              The Buyer will provide no less than forty (40) days' notice to the Seller if a change is requested to the delivery schedule for the Technical Data.

     14A.4.5  The Buyer will be responsible for the coordination with and satisfaction of local Aviation Authorities' requirements for
              Technical Data.

       14A.5  Revision Service for Technical Data

              Unless otherwise specifically stated, revision service will be offered free of charge for three (3) years after Delivery of each
              Aircraft covered under this Agreement (the "Revision Service
              Period"). Thereafter, revision service will be provided in accordance with the terms and conditions found in the then current Airbus Customer Services Catalog (the "Airbus CS
              Catalog").

       14A.6  Service Bulletin (SB) Incorporation for Technical Data

              During the period of revision service and upon the Buyer's request for incorporation of Seller's Service Bulletin
              information into the Technical Data, which must be made within two years after issuance of the applicable Service Bulletin, such information will be incorporated into the Technical Data for the
              Buyer's Aircraft after formal notification by the Buyer of its intention to accomplish a Service Bulletin. The split effectivity for the corresponding Service Bulletin will remain in the
              Technical Data until notification from the Buyer to the Seller that embodiment has been completed on all the Buyer's Aircraft.
              For operational data either the pre or post (but not both)
              Service Bulletin status will be shown.

       14A.7  Technical Data Familiarization

              Upon request by the Buyer, the Seller will provide one (1) week of Technical Data familiarization training, at the Seller's or
              Buyer's facility. If such familiarization is conducted at the
              Buyer's facilities, the Buyer will reimburse the Seller for business class air transportation and reasonable living expenses of the representative(s) of Seller conducting the familiarization training.

       14A.8  Customer Originated Changes (COC)

              Upon the Buyer's request Buyer-originated data ("COC Data") may be

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              incorporated into any of the Technical Data eligible for
              customization as defined in the then current Airbus CS Catalog.

              COC Data will be developed by the Buyer according to the methods and tools for achieving such introduction issued by the Seller.
              The Buyer will ensure that any COC Data is in compliance with the requirements of its local Aviation Authorities.

              Incorporation of any COC Data will be at the Buyer's sole risk, and the Buyer will indemnify the Seller against any liability whatsoever with respect to:

              the contents of any COC Data (including any omissions or
              inaccuracies therein)
              any effect that the incorporation of such COC Data may have on the Technical Data or
              any costs of any nature that any COC may have on all subsequent
              Service Bulletins and modifications.

       14A.9  AirN@v Services

     14A.9.1  The Technical Data listed below will be provided through an advanced consultation tool (hereinafter referred to as AirN@v
              Services). The applicable Technical Data is as follows:

              AirN@v Maintenance

              Aircraft Maintenance Manual,
              Illustrated Parts Catalog (Airframe/Powerplant),
              Trouble Shooting Manual,
              Aircraft Schematics Manual,
              Aircraft Wiring Lists,
              Aircraft Wiring Manual,
              Electrical Standard Practices Manual,

              AirN@v Associated Data

              Consumable Material List
              Standards Manual

              AirN@v Engineering

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      14A.9.2 The licensing conditions for the use of AiN@v Services will be as set forth in Appendix A to this Clause 14 to the Agreement,
              "General Conditions of Licensing of Software".

      14A.9.3 The license to use AirN@v Services will be granted free of charge for the Aircraft for as long as the revisions of the applicable
              Technical Data are free of charge in accordance with Clause
              14A.5. At the end of the Revision Service Period, the yearly revision service for AirN@v Services and the associated license fee will be provided to the Buyer at the standard commercial conditions set forth in the then current Airbus CS Catalog.

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      14A.10  On-Line Services; Customer Portal

    14A.10.1  The Buyer will be provided with access to a Secure Area of The
              Airbus World/Online Services through which a variety of on-line products and services related to the Aircraft including Technical
              Data, are available, pursuant to the General Terms and Conditions of Access to and Use of The Secure Area of the World/Online
              Services, Appendix B to this Clause 14.

    14A.10.2  The Seller reserves the right to suppress other formats of
              Technical Data that is available on-line.

    14A.10.3  Access to the Secure Area will be at no cost for the duration of the Revision Service Period set forth in Clause 14A.5
              herein.

    14A.10.4  Access to the Secure Area shall be granted free of charge for a maximum of fifty (50) of the Buyer's users (including one Buyer
              Administrator) for the Technical Data related to the Aircraft which shall be operated by the Buyer.

     14A.11   Warranty

              The provisions of Clause 12 and in particular of Clause 12.5
              (EXCLUSIVITY OF WARRANTIES AND GENERAL LIMITATIONS OF LIABILITY),
              will apply to the provision of Technical Data under this Clause
              14.

     14A.12   Proprietary Rights

              All proprietary rights, including but not limited to patent, design and copyrights, relating to Technical Data will remain with the Seller. All Technical Data are supplied to the Buyer for the sole use of the Buyer, who undertakes not to divulge the contents thereof to any third party save as permitted herein or otherwise pursuant to any governmental or legal requirement imposed on the Buyer.

              These proprietary rights will also apply to any translation into a language or languages or media that may have been performed or caused to be performed by the Buyer.

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       14B    Software Services

       14B.1  Performance Engineer's Program

              In addition to the standard operational manuals, the Seller will provide to the Buyer the Performance Engineer's Programs (PEPs)
              under the terms and conditions of the General Conditions of
              Licensing For Use Of Software, attached as Appendix A hereto. Use of the PEP will be limited to one (1) copy installed on one (1)
              computer. PEP is intended for use on ground only and will not be installed on an Aircraft. The Seller will provide the Buyer with a three-day installation and review visit regarding the PEPs.

              The license for use of PEP will be granted free of charge for a period equal to the Revision Service Period. At the expiration of that period, the Buyer will be entitled to continue to use the
              PEP free of charge, but the Buyer will be charged for all
              revisions, in accordance with the terms and conditions of the then current Airbus CS Catalog.

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        14C   General Provisions

       14C.1  Future Developments in Technical Data

              The Buyer agrees to consider for implementation any new
              technological development applicable to, and deemed by the Seller to be beneficial and economical for, the production and
              transmission of data and documents.

       14C.2  Confidentiality.

              The Technical Data, the Software Services and their content are designated as confidential. All such Technical Data and Software
              Services are supplied to the Buyer for the sole use of the Buyer who undertakes not to disclose the contents thereof to any third party without the prior written consent of the Seller as
              permitted therein or otherwise pursuant to any government or legal requirement imposed upon the Buyer.

              If the Seller authorizes the disclosure of any of the Technical
              Data to third parties, either under this Agreement or otherwise, the Buyer will assure that such third party agrees to be bound by the same conditions as the Buyer with respect to the
              confidentiality of the Technical Data and/or Software Services.

              If the Buyer intends to designate a maintenance and repair organization (MRO) to perform the maintenance of the Aircraft, the Buyer will notify the Seller of such intention prior to any disclosure of this Clause and/or the Technical Data and/or the
              Software Services to the selected MRO and will cause such MRO to enter into a confidentiality agreement with the Seller and, in the case of Software Services, appropriate licensing conditions, and to commit to use such Technical Data and Software Services solely for the purpose of maintaining the Buyer's Aircraft.

       14C.3  Transferability

              Buyer's rights under this Clause 14 will not be assigned, sold, transferred, novated or otherwise alienated by operation of law or otherwise, without the Seller's prior written consent.

              Any unauthorized assignment, sole, transfer, novation, or other alienation of the Buyer's rights under this Clause 14 will, as to the particular Aircraft involved, immediately void this Clause 14 in its entirety.

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       15 -   SELLER REPRESENTATIVES

              The Seller will provide or cause to be provided at no charge to the Buyer's Initial Operator the services described in this
              Clause 15, at the Buyer's Initial Operator main base or at other locations to be mutually agreed.

       15.1   Customer Support Director

              The Seller shall assign the services of one (1) Customer Support
              Director based at the Seller's or its Affiliates office to liaise between the Seller and the Buyer on product support matters after signature of this Agreement for as long as at least one (1)
              Aircraft is operated by an Operator or is still owned by the
              Buyer.

       15.2   Customer Support Representatives

       15.2.1 The Seller shall provide free of charge to the Buyer the services of Seller customer support representative(s), provided in
              Appendix A to this Clause 15 (each a "Seller Representative"), at the Initial Operator's main base or such other locations as the parties may agree.

       15.2.2 In providing the services as described hereabove, any Seller's employees, including specifically Seller Representatives, are deemed to be acting in an advisory capacity only and at no time shall they be deemed to be acting as Buyer's employees or agents, either directly or indirectly.

       15.2.3 The Seller shall provide to the Buyer an annual written accounting of the consumed man-months and any remaining man-month balance from the allowance defined in Appendix A. Such accounting shall be deemed final and accepted by the Buyer unless the Seller receives written objection from the Buyer within thirty (30)
              calendar days of receipt of such accounting.

       15.2.4 In the event of a need for Aircraft On Ground ("AOG") technical assistance after the end of the assignment referred to in
              Appendix A to this Clause 15, the Buyer or its Operator shall have non-exclusive access to:

              a) AIRTAC (Airbus Technical AOG Center);

              b) The Seller Representative network closest to the Buyer's
              Operator main base. A list of contacts of the Seller
              Representatives closest to the Buyer's Operator main base shall be provided to the Buyer or its Operator.

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              As a matter of reciprocity, the Buyer shall authorize the Seller
              Representative(s), during his assignment at the Buyer's
              Operator's, to provide similar assistance to another airline.

       15.2.5 Should the Buyer request Seller Representative services exceeding the allocation specified in Appendix A to this Clause 15, the
              Seller may provide such additional services subject to terms and conditions to be mutually agreed.

       15.2.6 The Seller shall cause similar services to be provided by representatives of the Propulsion Systems Manufacturer and
              Suppliers, when necessary and applicable.

       15.3   Buyer's Support

       15.3.1 From the date of arrival of the first Seller Representative and for the duration of the assignment, the Buyer shall provide or shall cause its Operator to provide free of charge a suitable lockable office, conveniently located with respect to the Buyer's
              Operator maintenance facilities, with complete office furniture and equipment including telephone, internet, email and facsimile connections for the sole use of the Seller Representative(s). All related communication costs shall be borne by the Seller upon receipt by the Seller of all relevant justifications, however the
              Buyer shall not impose on the Seller any charges other than the direct cost of such communications.

       15.3.2 The Buyer shall reimburse the Seller the costs for the initial and termination assignment travel of the Seller Representatives of one (1) confirmed ticket, Business Class, to and from their place of assignment and TOULOUSE, FRANCE.

              The Buyer shall also reimburse the Seller the costs for air transportation for the annual vacation of the Seller
              Representatives to and from their place of assignment and
              TOULOUSE, FRANCE.

       15.3.3 Should the Buyer request any Seller Representative referred to in
              Clause 15.2 above to travel on business to a city other than his usual place of assignment, the Buyer shall be responsible for all related transportation costs and expenses.

       15.3.4 Absence of an assigned Seller Representative during normal statutory vacation periods are covered by the Seller
              Representatives as defined in Clause 15.2.4 and as such are accounted against the total allocation provided in Appendix A hereto.

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       15.3.5 The Buyer or the Buyer's Operator shall assist the Seller in obtaining from the civil authorities of the Buyer's or the
              Buyer's Operator's country those documents that are necessary to permit the Seller Representative to live and work in the Buyer's or Buyer's Operator's country. Failure of the Seller to obtain the necessary documents shall relieve the Seller of any
              obligation to the Buyer under the provisions of Clause 15.2.

       15.3.6 The Buyer shall reimburse to the Seller charges, taxes, duties, imposts or levies of any kind whatsoever, imposed by the
              authorities of the Buyer's country upon:

              - the entry into or exit from the Buyer's country of the Seller
              Representatives and their families,

              - the entry into or the exit from the Buyer's country of the
              Seller Representatives and their families' personal property,

              - the entry into or the exit from the Buyer's country of the
              Seller's property, for the purpose of providing the Seller
              Representatives services.

       15.4   Temporary Assignment and Withdrawal of Resident Customer Support
              Representative

              The Seller will have the right upon written notice to and
              communication with the Buyer to transfer or recall any Seller's
              Representative on a temporary or permanent basis if, in the
              Seller's opinion, conditions are dangerous to the Seller's
              Representative's safety or health or prevent the fulfillment of such Seller's Representative's contractual tasks. The man-days during which any Seller's Representative is absent from the
              Buyer's facility pursuant to this Clause 15 will not be deducted from the total to which the Buyer is entitled under Clause 15.

       15.5   Indemnities

              INDEMNIFICATION PROVISIONS APPLICABLE TO THIS CLAUSE 15 ARE SET
              FORTH IN CLAUSE 19.

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Appendix A to Clause 15

SELLER REPRESENTATIVE ALLOCATION

The Seller Representative allocation that is provided to the Buyer pursuant to
Clause 15.2 is set out below.

        The Buyer's Initial Operator shall be provided a total of twelve (12)
        man-months of Seller Representative services per Aircraft at the
        Buyer's Initial Operator main base or at other locations to be mutually agreed.

        For clarification, such Seller Representatives' services shall include initial Aircraft Entry Into Service (EIS) assistance and sustaining support services.

        The number of the Seller's Representatives assigned to the Buyer's
        Initial Operator at any one time shall be mutually agreed, but at no time shall it exceed three (3) men.

        Absence of an assigned Seller's Representative during normal statutory vacation periods are covered by the Seller's Representatives as defined in Clause 15.3.5 and as such are accounted against the total allocation provided in item 1 above.

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       16 -   TRAINING AND TRAINING AIDS

       16.1   General

              This Clause sets forth the terms and conditions for the supply of training and training aids for the Buyer's personnel or the personnel of its Operators to support the Aircraft operation.

       16.2   Scope

       16.2.1 The range and quantity of training and training aids to be provided free of charge under this Agreement are covered in
              Appendix A to this Clause 16. The Seller will arrange
              availability of such training and training aids in relation to the delivery schedule for the Aircraft set forth in Clause 9.1.1.

       16.2.2 The contractual training courses, defined in Appendix A to this
              Clause 16, will be provided up to one (1) year after delivery of each corresponding Aircraft.

       16.2.3 In the event that the Buyer or its Operators should use none or only part of the training or training aids to be provided
              pursuant to this Clause, no compensation or credit of any sort will be provided.

       16.3   Training Organization / Location

       16.3.1 The Seller shall provide training at its training center in
              Blagnac, France, or in Hamburg, Germany or one of its Affiliated
              training centers in Miami, U.S.A., or Beijing, China (each the
              "Seller's Training Center").

       16.3.2 If unavailability of facilities or scheduling difficulties make training by the Seller impractical at the training centers referenced in Clause 16.3.1, the Seller will ensure that the
              Buyer or its Operators are provided the training support
              described in this Clause 16 at locations other than those named in Clause 16.3.1.

       16.3.3 Upon the Buyer's or its Operators' request, the Seller may also provide certain training at a location other than the Seller's
              Training Centers, including one of the Buyer's or its Operators'
              bases, if and when practicable for the Seller, under terms and conditions to be mutually agreed upon. In this event, all
              additional charges listed in Clause 16.6.2 will be borne by the
              Buyer or its Operators.

       16.3.4 If the Buyer's Operator request an Airbus approved course at a location as indicated in Clause 16.3.3, the Buyer will assure that the training facilities are approved prior to the
              performance of such training. The Buyer's

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              Operator will, as necessary and in due time prior to the
              performance of such training, provide access to the training facilities set forth in Clause 16.3.3 to the Seller's and the
              Aviation Authority's representatives for approval of such
              facilities.

       16.4   Training Courses

       16.4.1 Training courses, as well as the minimum and maximum numbers of trainees per course provided for the Buyer's personnel or the personnel of its Operators, are defined in the applicable
              training course catalog published by the Seller (the "Training
              Course Catalog") and will be scheduled as mutually agreed upon during a training conference (the "Training Conference") that will be held as soon as practicable after signature of this
              Agreement and no later than nine (9) months prior to Delivery of the first Aircraft.

       16.4.2 The following terms will apply when training is performed by the
              Seller

              (i) Subject to 16.4.2(ii) below, training courses will be
              standard Airbus courses as described in the Training Course
              Catalog valid at the time of execution of the course. The Seller will be responsible for all training course syllabi, training aids and training equipment (not to include aircraft) necessary for the organization of the training courses.

              Where the Seller agrees to perform training using Buyer's or its
              Operator's standard courses, the Buyer or its Operator will be responsible for (a) taking all steps necessary to assure approval by applicable Aviation Authorities of such training (including any needed approvals of specific Seller's instructors) and (b)
              the costs of instructor hours spent preparing for being qualified for use of Buyer's or its Operator's standard courses.

              The training curricula and the training equipment used for flight crew, cabin crew and maintenance training will not be fully customized but will be configured in order to obtain the relevant
              Aviation Authority's approval and to support the Seller's
              training programs.

              Training data and documentation necessary for training detailed in Appendix A to this Clause 16 will be free-of-charge and will not be revised. Training data and documentation will be marked
              "FOR TRAINING ONLY" and as such will be supplied for the sole and express purpose of training.

              Upon the request of the Buyer and at no charge to the Buyer, the
              Seller will collect and pack for consolidated shipment to the
              Buyer's or its Operators' facility, all training data and
              documentation of the Buyer's or its Operators' trainees attending training at the Seller's Training Center. This training data and documentation will be delivered Free Carrier (FCA)

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              as defined by Incoterms 2000 of the International Chamber of
              Commerce published January 2000, the airport nearest to the location where the training takes place. It is understood that title to and risk of loss of the training data and documentation will pass to the Buyer upon delivery.

    16.4.3.1  If the Buyer or its Operator decides to cancel fully or partially or reschedule, a training course, a minimum advance notification of at least sixty (60) calendar days prior to the relevant training course start date is required.

    16.4.3.2  If such notification is received by the Seller less than sixty
              (60) but no more than thirty (30) calendar days prior to such training, a cancellation fee corresponding to fifty percent (50%)
              of such training will be, as applicable, either deducted from the training allowance defined in Appendix A or invoiced at the price corresponding to such training at the Seller's then applicable price.

    16.4.3.3  If such notification is received by the Seller in less than thirty (30) calendar days prior to such training, a cancellation fee corresponding to one hundred (100%) of such training will be, as applicable, either deducted from the training allowance defined in Appendix A or invoiced at the price corresponding to such training at the Seller's then applicable price.

      16.4.4  In fulfillment of its obligation to provide training courses, when the Seller performs the training courses, the Seller will deliver to the trainees a certificate of completion or a
              certificate of recognition (each a "Certificate") or an
              attestation ("Attestation"), as applicable, at the end of any such training course. Seller Certificate or Seller Attestation does not represent authority or qualification by any official
              Aviation Authorities but may be presented to such officials in order to obtain relevant formal qualification.

              If training is provided by a training provider other than the
              Seller that is selected by the Seller, the Seller will cause such training provider to deliver a Certificate or an Attestation at the end of any such training course. Such Certificate or
              Attestation will not represent authority or qualification by any official Aviation Authority but may be presented to such
              officials in order to obtain relevant formal qualification.

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       16.5   Prerequisites and Conditions

       16.5.1 Training will be conducted in English and all training aids are written in English using common aeronautical terminology.

              Trainees must have the prerequisite experience as defined in
              Appendix B to this Clause 16.

              All training courses conducted pursuant to this Clause 16 are
              "Standard Transition Training Courses" and not "Ab Initio
              Training Courses."

              The Buyer or its Operators will be responsible for the selection of the trainees and for any liability with respect to the entry knowledge level of the trainees.

     16.5.2.1 The Buyer or its Operator will provide the Seller with an attendance list of the trainees for each course with the
              validated qualification of each trainee. The Seller reserves the right to verify the trainees' proficiency and previous
              professional experience. The Seller will in no case warrant or otherwise be held liable for any trainee's performance as a result of any training services provided.

     16.5.2.2 The Buyer or its Operator will also complete and provide to the
              Seller the "Airbus Pre-Training Survey" detailing the trainees'
              associated background at the time of reservation of the training course and in no event any later than sixty (60) calendar days prior to the start of the training course. If the Buyer or its
              Operator makes a change to the attendance list pursuant to Clause
              16.5.2.1 the Buyer or its Operator will immediately inform the
              Seller thereof and send to the Seller an updated Airbus
              Pre-Training Survey reflecting such change. The notice provision in Clause 16.4.3.1 and 16.4.3.2 apply for changes.

       16.5.3 Upon the Buyer's or its Operator's request, the Seller may be consulted to direct the above mentioned trainee(s) through a relevant entry level training program, which will be at the
              Buyer's charge, and, if necessary, to coordinate with competent outside organizations for this purpose. Such consultation will be held during the Training Conference.

              If the Seller should determine that a trainee lacks the required entry level training, such trainee will, following consultation with the Buyer or its Operator, be withdrawn from the program or be directed to a relevant entry level training program, which will be at the Buyer's or its Operator's expense.

              Upon such withdrawal, the Seller will deduct the corresponding allowance from the total allowance for the applicable training in accordance with the

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              provisions set forth in Clause 16.4.3.2.

       16.5.4 The Seller will in no case warrant or otherwise be held liable for any trainee's performance as a result of any training
              provided.

       16.6   Logistics

       16.6.1 Trainees

     16.6.1.1 The Seller shall provide free local transportation by bus for the
              Buyer's trainees or for the Operator's trainees to and from designated pick-up points and the Seller's Training Centers.

     16.6.1.2 Living expenses for the Buyer's or its Operator's trainees are to be borne by the Buyer or its Operator.

       16.6.2 Training at External Location

     16.6.2.1 Seller's Instructors

              If at the Buyer's or its Operator's request, training is provided by the Seller's instructors at any location other than the
              Seller's training centers, the Buyer or its Operator will
              reimburse the Seller for all the expenses, as provided below in
              Clauses 16.6.2.2, 16.6.2.3, 16.6.2.4 and 16.6.2.5 related to the assignment of such instructors and their performance of the duties as aforesaid.

     16.6.2.2 Living Expenses for the Seller's Instructors

              Such expenses, covering the entire period from day of assignment to day of return to the Seller's base, will include but will not be limited to lodging, food and local transportation to and from the place of lodging and the training course location. The Buyer or its Operator will reimburse the Seller for such actual
              expenses.

     16.6.2.3 Air Travel

              The Buyer or its Operator will reimburse the Seller for the transportation costs of the Seller's instructors in confirmed business class to and from the Buyer's or its Operator's
              designated training site and the Seller's Training Center.

     16.6.2.4 Training Material

              The Buyer or its Operator will reimburse the Seller for the cost of shipping the training material needed to conduct such courses.

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     16.6.2.5 Buyer's Indemnity

              The Buyer or its Operator will be solely liable for any and all cancellation or delay in the performance of the training outside of the Seller's Training Centers that is associated with the transportation provided under Clause 16.6.2.3 and will indemnify and hold the Seller harmless from such delay and any consequences arising therefrom. The Seller will not be liable to the Buyer or its Operator for any delay or cancellation.

     16.6.2.6 Training Equipment Availability

              Training equipment necessary for course performance at any course location other than the Seller's training centers or the
              facilities of the training provider selected by the Seller will be provided by the Buyer or its Operator in accordance with the
              Seller's specifications.

       16.7   Flight Operations Training

       16.7.1 Flight Crew Training Course

     16.7.1.1 The Seller will perform a flight crew training course program as defined in Appendix A to this Clause 16, for the Buyer's Operator flight crews. A flight crew will consist of two (2) crew members who will be either captains or first officers. Except for
              in-flight training, for which the Operator's customized Flight
              Crew Operating Manual will be used, the training manual used for all flight crew training courses will be the Seller's Flight Crew
              Operating Manual. If the Seller agrees to use the Operator's
              Flight Crew Operating Manual for other flight crew training, the
              Buyer or its Operator will be responsible for obtaining any necessary approvals required by applicable Aviation Authorities and for any costs associated therewith, including time spent by any Airbus instructor to achieve such approvals.

     16.7.1.2 Base Flight Training

   16.7.1.2.1 The Buyer's Operator will use its delivered Aircraft or any aircraft it operates for any required in-flight training and will pay all costs associated with such use. This training will not exceed one (1) session of forty-five (45) minutes per pilot, according to the related Airbus training course definition (the
              "Base Flight Training").

   16.7.1.2.2 In the event of it being necessary to ferry the Buyer's delivered
              Aircraft to the location where the Base Flight Training shall take place, the additional flight time required for the ferry flight to and/or from the Base Flight Training field shall not be deducted from the Base Flight Training time.

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   16.7.1.2.3 If the Base Flight Training is performed outside of the zone where the Seller usually performs such training, the ferry flight to the location where the Base Flight Training shall take place shall be performed by a crew composed of the Seller's and/or the
              Operator's qualified pilots, in accordance with the relevant
              Aviation Authority's regulations related to the place of
              performance of the Base Flight Training.

   16.7.1.2.4 If necessary, the Operator shall assist the Seller in obtaining the validation of the licenses of the Seller's pilots performing such Base Flight Training by the Aviation Authority of the place of registration of the Aircraft.

     16.7.1.3 In all cases, the Buyer or its Operator will bear the expenses of fuel, oil and landing fees.

       16.7.2 Flight Crew Line Initial Operating Experience

     16.7.2.1 In order to assist the Buyer or its Operator with initial operating experience after Delivery of the first Aircraft, the
              Seller will provide to the Operator pilot instructor(s) as defined in Appendix A to this Clause 16. The maximum number of
              Seller's pilot instructors present at the Operator's site at one time will be limited to two (2).

     16.7.2.2 In the event of the Buyer requesting, subject to the Seller's consent, such Seller pilot Instructors to perform any other flight support during the flight crew line initial period such as but not limited to line assistance, demonstration flight(s), ferry flight(s) or any flight(s) required by the Buyer during the period of entry into service of the Aircraft, it is understood that such flight(s) shall be deducted from the flight crew line initial operating experience allowance set forth in Appendix A hereto.

              It is hereby understood by the Parties that the Seller's pilot
              Instructors shall only perform the above flight support services to the extent they bear the relevant qualifications to do so.

              In addition to the number of pilots specified in Appendix A attached hereto, the Seller may provide pilot instructors, at the
              Buyer's or its Operator's expense upon conditions to be mutually agreed.

     16.7.2.3 Prior to any flight training to be performed by the Seller on the
              Buyer's Aircraft, the Buyer will provide to the Seller a copy of the certificate of insurance as requested in Clause 19.

       16.7.3 Instructor Cabin Attendants' Familiarization Course

              The Seller will provide cabin attendants training in accordance with

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              Appendix A to this Clause 16. The instructor cabin
              attendants' course, when incorporating the features of the
              Aircraft, will be given no earlier than (2) weeks before the
              Delivery Date of the first Aircraft.

       16.7.4 Performance/Operations Course

              The Seller will provide performance/operations training for the
              Buyer's personnel or the personnel of its Operator a defined in
              Appendix A to this Clause 16

              The available courses are listed in the Seller `s applicable
              Training Courses Catalog.

       16.7.4 Transition Type Rating Instructor (TRI) Course

              The Seller will provide transition type rating instructor (TRI)
              training for the Buyer's Operator flight crew instructors, as defined in Appendix A to this Clause 16.

              This course provides the Operator's pilots and/or instructors with the training in both flight-instruction and
              synthetic-instruction required in order to enable them to
              instruct on Airbus aircraft.

       16.8   Maintenance Training

       16.8.1 The Seller will provide maintenance training for the Buyer's or its Operator's ground personnel as defined in Appendix A to this
              Clause 16.

              The available courses are listed in the Seller's applicable
              Training Course Catalog.

              The practical training provided in the frame of maintenance training shall be performed on the training devices in use in the
              Seller's Training Centers.

       16.8.2 Line Maintenance Initial Operating Experience Training

              In order to assist the Operator during the entry into service of the Aircraft, the Seller will provide to the Operator maintenance instructor(s) at the Operator's base as defined in Appendix A to this Clause 16. The maximum number of instructors to be assigned to Operator's base at one time will be two (2).

     16.8.2.1 This line maintenance initial operating experience training will cover training in handling and servicing of Aircraft, flight crew and maintenance coordination, use of Technical Data and/or any other activities which may be deemed necessary after delivery of the first Aircraft.

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     16.8.2.2 The Buyer or its Operator will reimburse the expenses for said instructor(s) in accordance with Clause 16.6.2. Additional maintenance instructors can be provided at the Buyer's or its
              Operator's expense.

       16.9   Supplier and Engine Manufacturer Training

              Upon the Buyer's request, the Seller will provide to the Buyer a list of the courses provided by major Suppliers and the
              applicable Propulsions Systems manufacturer on their products.

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       16.10  Training Aids for the Buyer's Training Organization

     16.10.1  The Seller will provide to the Buyer the Airbus Computer Based
              Training ("Airbus CBT") training aids, as used in the Seller's
              Training Centers together with the Virtual Aircraft walk around component, subject to Buyer's execution of appropriate agreements for the license and use of such Airbus CBT and Virtual Aircraft.

              The training aids supplied to the Buyer shall be similar to those used in the Seller's Training Centers at the time of such
              training aids' delivery for the training provided for the Buyer.

     16.10.2  The Seller will deliver the Airbus CBT, training aids and Virtual
              Aircraft, at a date to be mutually agreed during the Training
              Conference.

              The items supplied to the Buyer pursuant to Clause 16.10.1 will be delivered FCA Toulouse, Blagnac Airport. Title to and risk of loss of said items will pass to the Buyer upon delivery thereof.

     16.10.3  Installation of the Airbus CBT and the Virtual Aircraft

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   16.10.3.1  Before the initial delivery of the Airbus CBT System and of the
              Virtual Aircraft, the Seller will provide up to six (6) trainees of the Buyer, at the Buyer's facilities, a training course enabling the Buyer to load and use the Airbus CBT System and the
              Virtual Aircraft either on stand-alone workstations or in a
              "Server" mode (the "Airbus CBT Administrator Course").

              To conduct the course, the workstations and/or Servers, as applicable, will be ready for use and will comply with the latest
              "Airbus CBT Workstation Technical Specification" or "Airbus CBT
              Server Technical Specification", as applicable (collectively "the
              Airbus CBT Technical Specification").

    16.10.3.2 The Airbus CBT System and the Virtual Aircraft will be installed by the Buyer's personnel, who will have completed the Airbus CBT
              Administrator Course. The Seller will be held harmless from any injury to person and/or damage to property caused by or in any way connected with the handling and/or installation of the Airbus
              CBT and the Virtual Aircraft by the Buyer's personnel.

    16.10.3.3 Upon the Buyer's request and subject to conditions to be quoted by the Seller, the Seller may assist the Buyer with the initial installation of the Airbus CBT System and the Virtual Aircraft at
              the Buyer's facilities. Such assistance will follow notification in writing that the various components, which will be in
              accordance with the specifications defined in the Airbus CBT
              Technical Specification, are ready for installation and available at the Buyer's facilities.

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      16.10.4 Airbus CBT and Virtual Aircraft License

    16.10.4.1 The use of the Airbus CBT System and of the Virtual Aircraft will be subject to license conditions defined in Appendix C to this
              Clause 16 (License For Use Of Airbus Computer Based Training
              (Airbus CBT")), hereinafter "the License".

              For the purpose of the Virtual Aircraft, the term "Airbus CBT
              System" as used in such License will mean "Airbus CBT including the Virtual Aircraft".

    16.10.4.2 Supply of sets of CBT Courseware or sets of Virtual Aircraft
              Software, as defined in Appendix C and additional to those indicated in Appendix A, as well as any extension to the License will be subject to terms and conditions to be mutually agreed.

      16.10.5 The Seller shall not be responsible for and hereby disclaims any and all liabilities resulting from or in connection with the use by the Buyer of the Airbus CBT System, the Virtual Aircraft and
              any other training aids provided under this Clause 16.10.

      16.10.6 Proprietary Rights

              The Seller's training data and documentation, including the
              Airbus CBT System, the Virtual Aircraft and other training aids are proprietary to Seller and/or its Affiliates and the Buyer agrees not to disclose the content of any courseware,
              documentation or other information relating thereto, in whole or in part, to any third party without the prior written consent of the Seller.

      16.10.7 Transferability

              Notwithstanding the provisions of Clause 20.1, the Buyer's rights under this Clause 16 will not be assigned, sold, transferred, novated or otherwise alienated by operation of law or otherwise without the Seller's prior written consent thereto, which will not be reasonably withheld.

              Any unauthorized assignment, sale, transfer or other alienation of the Buyer's rights under this Clause 16 will, as to the particular Aircraft involved immediately void this Clause 16 in its entirety.

      16.10.8 Indemnities and Insurance

              INDEMNIFICATION PROVISIONS AND INSURANCE REQUIREMENTS APPLICABLE
              TO THIS CLAUSE 16 ARE AS SET FORTH IN CLAUSE 19.

              THE BUYER SHALL PROVIDE THE SELLER WITH AN ADEQUATE INSURANCE
              CERTIFICATE PRIOR TO ANY TRAINING ON AIRCRAFT.

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Appendix A to Clause 16

TRAINING ALLOWANCES

The contractual training courses defined in this Appendix A shall be provided up to two (2) years after Delivery of each Aircraft delivered under this
Agreement.

       1.     FLIGHT OPERATIONS TRAINING

       1.1    Flight Crew Training (standard transition course or cross crew qualification (CCQ) as applicable)

              With respect to each Aircraft, the Seller shall provide flight crew training (standard transition course or CCQ as applicable)
              free of charge for eight (8) of the relevant Operator's flight crews per firmly ordered Aircraft.

       1.2    Flight Crew Line Initial Operating Experience

              The Seller will provide to the Buyer pilot instructor(s) free of charge for a period of one (1) pilot instructor month per firmly ordered Aircraft to assist with flight-crew initial operating experience.

              The maximum number of Seller's pilot instructors present at the
              Buyer's site at any one time will be limited to two (2) pilot instructors.

       1.3    Performance/Operations Course(s)

              The Seller shall provide to the Buyer two hundred (200) trainee days of performance/ operations training free of charge per each of the Buyer's Initial Operators.

              The above trainee days shall be used solely for the
              performance/operations training courses as defined in the
              Seller's applicable Training Course Catalog.

       1.4    Transition Type Rating Instructor (TRI) Course

              The Seller shall provide to the Buyer one (1) transition type rating instructor training (transition or CCQ, as applicable)
              free of charge per Aircraft.

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       2.     MAINTENANCE TRAINING

       2.1    Maintenance Training Courses

              The Seller shall provide to the Buyer two hundred (200) trainee days of maintenance training free of charge per each Aircraft for the Buyer's Initial Operators' personnel.

              These trainee days shall be used solely for the Maintenance training courses either defined in the Seller's applicable
              Training Course Catalog or as otherwise supplied by the Seller.

              Within the maintenance trainee days allowance above, the number of Engine Run-Up Courses will be limited to one (1) course for three (3) trainees per firmly ordered Aircraft and to a maximum of nine (9) courses in total.

       2.2    Trainee Days Accounting

              Trainee days are counted as follows:

       (i)    For instruction at the Seller's training center or affiliated training center, one day of instruction for one (1) trainee equals one (1) trainee day, and the number of trainees as
              confirmed by the Buyer sixty (60) days before the beginning of the course will be counted as the number of trainees considered to have taken the course.

       (ii)   For instruction outside of the Seller's training center or affiliated training center, not including practical training, one
              (1) day of instruction by one (1) Seller instructor equals the actual number of trainees attending the course or a minimum of twelve (12) trainee days except for the structure maintenance training course: one (1) day of instructor by one (1) Seller instructor equals the actual number of trainees attending the course or a minimum of six (6) trainee days and a maximum of eight (8) trainee days.

       (iii)  For instruction outside of the Seller's training center or affiliated training center that is practical training, one (1)
              day of instruction by one (1) Seller instructor equals the actual number of trainees attending the course or a minimum of six (6)
              trainee days.

              If training being provided outside of the Seller's training center or affiliated training centers specifically at the
              Seller's request, Paragraph 3(i) above shall be applicable to the trainee days accounting for such training facility.

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       3      TRAINING AIDS FOR BUYER'S TRAINING ORGANIZATION

       3.1    Delivery

              The Seller shall provide to the Buyer free of charge:

              one (1) Airbus CBT (flight and/or maintenance) related to the
              Aircraft type(s) as covered by this Agreement (including one (1)
              set of CBT Courseware and one (1) set of CBT Software for flight and one (1) set of CBT Courseware and one (1) set of CBT Software
              for maintenance, as applicable). The detailed description of the
              Airbus CBT will be provided to the Buyer at the Training
              Conference;

              one (1) Virtual Aircraft (Walk around and Component Location)
              related to the Aircraft type(s) as covered in this Agreement.

              one (1) set of training documentation on CD-ROM;

              one (1) CD-ROM of cockpit panels for training.

       3.2    Revision Service

              The Airbus CBT and Virtual Aircraft in use at the Seller's
              Training Center are revised on a regular basis and such revision will be provided to the Buyer during the period when training courses provided under this Clause 16 are performed for the Buyer or up to three (3) years after initial delivery of the Airbus CBT or the Virtual Aircraft to the Buyer under this Agreement, whichever occurs first.

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Appendix B to Clause 16

MINIMUM RECOMMENDED QUALIFICATION

IN RELATION TO TRAINING REQUIREMENTS

(Standard Transition Courses)

The prerequisites listed below are the minimum recommended requirements specified for Airbus training. If the appropriate Aviation Authority or the specific airline policy of the trainee demands greater or additional requirements, such requirements will be considered as prerequisites.

- CAPTAIN prerequisites:

..Fluency in English (able to write, read and communicate at an adequately understandable level in English language)
..Valid and Current Airline Transport Pilot License (ATPL)
..Previously qualified on FAR/EASA/CS 25 aircraft and commercial operations
..Jet experience
..Previous command experience
..1500 hours minimum flying experience as pilot
..1000 hours experience on FAR/JAR 25 aircraft
..200 hours experience as airline, corporate pilot or military pilot
..Must have flown transport type aircraft, as flying pilot, within the last 12 months.

- FIRST OFFICER prerequisites:

..Fluency in English (able to write, read and communicate at an adequately understandable level in English language)
..Previously qualified on FAR/EASA/CS 25 aircraft and commercial operations
..Aircraft and commercial operations valid and current CPL (Commercial pilot license) with Instrument rating,
..Jet experience
..500 hours minimum flying experience as pilot of fixed wing aircraft
..300 hours experience on FAR/JAR 25 aircraft
..200 hours flying experience as airline pilot or a corporate pilot or military pilot
..Must have flown transport type aircraft, as flying pilot, within the last 12 months.

For both CAPTAIN and FIRST OFFICER, if one or several of the above criteria are not met, the trainee must follow

(i)   an adapted course or

(ii)  an Entry Level Training (ELT) program before entering the regular or the adapted course.

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Such course(s), if required, will be at the Buyer's expense.

- FIRST TYPE RATING COURSE prerequisites:

This course is designed for Ab initio pilots who do not hold an aircraft type rating on their pilot license.

..Valid and current commercial pilot license
..Valid and current instrument rating on multi engine aircraft at European standards ATPL written examination
..Fluency in English (able to write, read and communicate at an adequately understandable level in English language)
..220 hours flying experience as a pilot
..100 hours flying experience as pilot-in-command (PIC)
..25 hours experience on multi-engine aircraft (up to 10 hours can be completed in a simulator

In addition to the above conditions and in accordance with the Airbus Training
Policy, a pilot applying for a first type rating must have followed a program equivalent to the "Airbus Entry Level Training (ELR) program" (combined MCC and
Jet familiarization course). Such course, if required, will be at the Buyer's expense.

- CCQ ADDITIONAL prerequisites:

..Captain or First officer prerequisites as applicable
..Be qualified and current on the base aircraft type
..150 hours minimum and 3 months minimum of operations on the base aircraft type

- TRI COURSE ADDITIONAL prerequisites

In addition to the prerequisites set forth for the Flight Crew Standard
Transition Course, it is the responsibility of the Buyer to:

..select instructor candidate(s) with airmanship and behavior corresponding to the role and responsibility of an airline instructor
..designate instructor candidate(s) with the Airbus prerequisite, which corresponds to the JAR requirements (ref JAR - FCL 1 - Requirements/ Subparts H
- Instructor rating (Aeroplane)

- PERFORMANCE AND OPERATIONS prerequisites:

..Fluent in English (able to write, read and communicate at an adequately understandable level in English language)
..All other prerequisites, depending upon type of training course selected, will be provided by Seller to the Buyer during the Training Conference

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- MAINTENANCE PERSONNEL prerequisites:

(i)     For all Maintenance courses:

        Trainees must be fluent in English (able to write, read and communicate at an adequately understandable level in English language) and have technical experience in the line and/or base maintenance of commercial jet aircraft

(ii)    For Aircraft Rigging Courses:

        Qualification on the related systems Airbus aircraft family as aviation maintenance technician (AMT) or holder of a basis"B1" license or equivalent

(iii)   For Maintenance Initial Operating Experience Courses:

        Personnel attending this training course must have successfully completed the theoretical training element of the related Aircraft type course

(iv)    For Maintenance Training Difference Courses:

        In addition to the Maintenance Personnel prerequisites in (i), (ii) and
        (iii) above, trainees must be currently qualified and operating on the base Aircraft.

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17 -    SUPPLIER PRODUCT SUPPORT

17.1    Equipment Supplier Product Support Agreements

17.1.1  The Seller will at no charge to the Buyer transfer to the Buyer the
        Supplier Product Support Agreements transferable to the Buyer from
        Suppliers of seller furnished equipment listed in the Specification.
        These agreements are based on the "World Airlines and Suppliers Guide"
        and include Supplier commitments contained in the Supplier Product
        Support Agreements, which include the following:

        (i) Technical data and manuals required to operate, maintain, service and overhaul the Supplier items that will (a) be prepared in accordance with the provisions of the applicable ATA Specification in accordance with Clause 14, (b) include revision service, and (c) be published in the English language.

        (ii) Warranties and guarantees, including Suppliers' standard warranties, and in the case of Suppliers of landing gear, service life policies for selected landing gear structures,

        (iii) Training to ensure efficient operation, maintenance and overhaul of the Suppliers' items for the Buyer's instructors, shop and line service personnel,

        (iv) Spares data in compliance with ATA Specification 200 or 2000, initial provisioning recommendations, spares and logistics service, including routine and emergency deliveries, and

        (v) Technical service to assist the Buyer with maintenance, overhaul, repair, operation and inspection of Supplier items as well as required tooling and spares provisioning.

17.2    Supplier Compliance

        The Seller will monitor Supplier compliance with support commitments defined in the Supplier Product Support Agreements.

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18 -   BUYER FURNISHED EQUIPMENT

18.1   Administration

18.1.1 Without additional charge and in accordance with the Specification, the
       Seller provide for the installation of the Buyer Furnished Equipment
       ("BFE"), provided that the BFE is referred to in the Airbus BFE catalog of approved suppliers by products valid at the time the BFE is ordered.

       The Seller will advise the Buyer of the dates by and location to which, in the planned release of engineering for the Aircraft, the Seller requires a written detailed engineering definition, (the "BFE
       Definition"). This BFE Definition will include the definition of the dimensions and weight of BFE, the information related to its certification and information necessary for the installation and operation thereof. The Buyer will furnish such BFE Definition by the dates specified. Thereafter, no information, dimensions or weights will be revised except by an SCN executed in accordance with Clause 2.

       The Seller will also provide the Buyer in due time with a schedule of dates and shipping addresses for delivery of BFE, including, additional spare BFE (if such spare BFE has been requested by the Seller) in order to permit installation of the BFE in the Aircraft and delivery of the
       Aircraft in accordance with the delivery schedule. The Buyer will provide the BFE by such dates in a serviceable condition, to allow performance of any assembly, test, or acceptance process in accordance with the Seller's industrial schedule.

       The Buyer will also arrange, when requested by the Seller, at the
       Seller's facilities in Toulouse, France or Hamburg, as applicable and needed, adequate field service, including support from BFE suppliers to act in a technical advisory capacity to the Seller in the installation, calibration and possible repair of any BFE.

18.1.2 The BFE will be imported into France or into Germany by the Buyer under a suspensive customs system ("Regime de l'entrepot industriel pour fabrication coordonnee" or "Zollverschluss") without application of any
       French or German tax or customs duty, and will be Delivered Duty Unpaid
       (DDU) (as defined in Incoterms 2000:ICC Official Rules for the
       Interpretation of Trade Terms, published by the International Chamber of
       Commerce), to

                              AIRBUS FRANCE S.A.S.
                              316 Route de Bayonne
                                 31300 TOULOUSE
                                     FRANCE

                                       or

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                            AIRBUS DEUTSCHLAND GMBH
                         Division Hamburger Flugzeugbau
                                  Kreetslag 10
                                 21129 HAMBURG
                                    GERMANY

18.1.3 If the Buyer requests the Seller to supply directly certain items that are considered BFE according to the Specification, and if such request is notified to the Seller in due time in order not to affect the
       Delivery Date of the Aircraft, the Seller may agree to order under the terms of a separate agreement entered into between the Buyer and the relevant BFE Supplier such items subject to the execution of an SCN reflecting the effect on price, escalation adjustment, and any other conditions of the Agreement. In such case the Seller will be entitled to the payment of a reasonable handling charge and will bear no liability in respect of delay and product support commitments for such items.

18.2   Requirements

       The Buyer is responsible for assuring and warranting, at its expense, that BFE will (i) be manufactured by a qualified supplier in accordance with the provisions of Clause 18.1.1 above, (ii) meet the requirements of the applicable Specification, (iii) comply with applicable requirements incorporated by reference to the Type Certificate and listed in the Type Certificate Data Sheet, and (iv) be approved by the applicable Aviation Authority delivering the Export Certificate of
       Airworthiness and by the Buyer's Aviation Authority for installation and use on the Aircraft at the time of Delivery of such Aircraft. The Seller will be entitled to refuse any item of BFE that it considers incompatible with the Specification, the Engineering Definition or the certification requirements.

18.3   Buyer's Obligation and Seller's Remedies

18.3.1 Any delay or failure in

       (i)    furnishing the BFE in serviceable condition at the requested delivery date,

       (ii)   complying with the warranty in Clause 18.2 or in providing the
              BFE Definition or field service support mentioned in Clause
              18.1.1, or

       (iii)  in obtaining any required approval for such equipment under the above mentioned Aviation Authority's regulations

       may delay the performance of any act to be performed by the Seller and cause the Final Contract Price of the Aircraft to be adjusted in accordance with the updated delivery schedule, and result in additional costs to be incurred by the

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       Seller. Any costs the Seller incurs that are attributable to the delay or failure described above, such as storage, taxes, insurance and costs of out-of sequence installation will be borne by the Buyer.

18.3.2 In addition to the consequences outlined in Clause 18.3.1, in the event of a delay or failure described in Clause 18.3.1,

       (i) the Seller may select, purchase and install equipment similar to the
       BFE at issue, in which event the Final Contract Price of the affected
       Aircraft will also be increased by the purchase price of such equipment, and the Buyer will be responsible for the reasonable costs and expenses incurred by the Seller for handling charges, transportation, insurance, packaging and, if required and not already provided for in the price of the Aircraft, for adjustment and calibration; or

       (ii) if the BFE is delayed more than thirty (30) days beyond, or unapproved within thirty (30) days of the date specified in Clause
       18.1.1, then the Seller may deliver or the Buyer may elect to have the
       Aircraft delivered without the installation of such equipment, notwithstanding the terms of Clause 7.2 insofar as it may otherwise have applied, whereon the Seller will be relieved of all obligations to install such equipment.

18.4   Title and Risk of Loss

       Title to and risk of loss of BFE will at all times remain with the
       Buyer, except that risk of loss (limited to cost of replacement of said
       BFE and excluding in particular loss of use) will be with the Seller for as long as the BFE is in the care, custody and control of the Seller.

18.5   Disposition of BFE Following Termination

18.5.1 If a termination of this Agreement pursuant to the provisions of Clause
       21 occurs with respect to an Aircraft in which all or any part of the
       BFE has been installed prior to the date of such termination, the Seller will be entitled, but not required, to remove all items of BFE that can be removed without damage to the Aircraft and to undertake commercially reasonable efforts to facilitate the sale of such items of BFE to other customers, retaining and applying the proceeds of such sales to reduce
       Seller's damages resulting from the termination.

18.5.2 The Buyer will cooperate with the Seller in facilitating the sale of BFE pursuant to Clause 18.5.1 and will be responsible for all costs incurred by the Seller in removing and facilitating the sale of such BFE. The
       Buyer will reimburse the Seller for all such costs within five (5)
       Business Days of receiving documentation of such costs from the Seller.

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18.5.3 The Seller will notify the Buyer as to those items of BFE not sold by the Seller pursuant to Clause 18.5.1 above and, at the Seller's request, the Buyer will undertake to remove such items from the Seller' facility within thirty (30) days of the date of such notice. The Buyer will have no claim against the Seller for damage or destruction of any item of BFE removed from the Aircraft and not removed from Seller's facility within such period.

18.5.4 The Buyer will have no claim against the Seller for damage to or destruction of any item of BFE damaged or destroyed in the process of being removed from the Aircraft, provided that the Seller will use reasonable care in such removal.

18.5.5 The Buyer will grant title to the Seller for any BFE items that cannot be removed from the Aircraft without causing damage to the Aircraft or rendering any system in the Aircraft unusable.

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19 -   INDEMNITIES AND INSURANCE

19.1   Seller's Indemnities

       The Seller will, except in the case of gross negligence or willful misconduct of the Buyer, its directors, officers, agents and/or employees, be solely liable for and will indemnify and hold the Buyer, its Affiliates, its subcontractors, and each of their respective directors, officers, agents, employees and insurers harmless against all losses, liabilities, claims, damages, costs and expenses, including court costs and reasonable attorneys' fees ("Losses"), arising from:

       (a)claims for injuries to, or death of, the Seller's directors, officers, agents or employees, or loss of, or damage to, property of the
       Seller or its employees when such Losses occur during or are incidental to either party's exercise of any right or performance of any obligation under this Agreement, and

       (b)claims for injuries to, or death of, third parties, or loss of, or damage to, property of third parties, occurring during or incidental to the Technical Acceptance Process.

19.2   Buyer's Indemnities

       The Buyer will, except in the case of gross negligence or willful misconduct of the Seller, its directors, officers, agents and/or employees, be solely liable for and will indemnify and hold the Seller, its Affiliates, its subcontractors, and each of their respective directors, officers, agents, employees and insurers, harmless against all Losses arising from:

       claims for injuries to, or death of, the Buyer's directors, officers, agents or employees, or loss of, or damage to, property of the Buyer or its employees, when such Losses occur during or are incidental to either party's exercise of any right or performance of any obligation under this Agreement, and

       claims for injuries to, or death of, third parties, or loss of, or damage to, property of third parties, occurring during or incidental to
       (i) the provision of Seller Representatives services under Clause 15 or
       (ii) the provision of Aircraft Training Services to the Buyer.

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19.3   Notice and Defense of Claims

       If any claim is made or suit is brought against a party or entity entitled to indemnification under this Clause 19 (the "Indemnitee") for damages for which liability has been assumed by the other party under this Clause 19 (the "Indemnitor"), the Indemnitee will promptly give notice to the Indemnitor and the Indemnitor (unless otherwise requested by the Indemnitee) will assume and conduct the defense, or settlement, of such claim or suit, as the Indemnitor will deem prudent. Notice of the claim or suit will be accompanied by all information pertinent to the matter as is reasonably available to the Indemnitee and will be followed by such cooperation by the Indemnitee as the Indemnitor or its counsel may reasonably request, at the expense of the Indemnitor.

       If the Indemnitor fails or refuses to assume the defense of any claim or suit notified to it under this Clause 19, the Indemnitee will have the right to proceed with the defense or settlement of the claim or suit as it deems prudent and will have a claim against the Indemnitor for any judgments, settlements, costs or expenses, including reasonable attorneys' fees. Further, in such event, the Indemnitor will be deemed to have waived any objection or defense to the Indemnitee's claim based on the reasonableness of any settlement.

19.4   Insurance

       For all Aircraft Training Services, to the extent of the Buyer's undertaking set forth in Clause 19.2, the Buyer will:

       cause the Seller, its Affiliates, its subcontractors and each of their respective directors, officers, agents and employees to be named as additional insured under the Buyer's Comprehensive Aviation Legal
       Liability insurance policies, including War Risks and Allied Perils
       (such insurance to include the AVN 52E Extended Coverage Endorsement or any further Endorsement replacing AVN 52E as may be available as well as any excess coverage in respect of War and Allied Perils Third Parties
       Legal Liabilities Insurance), and

       with respect to the Buyer's Hull All Risks and Hull War Risks insurances and Allied Perils, cause the insurers of the Buyer's hull insurance policies to waive all rights of subrogation against the Seller, its
       Affiliates, its subcontractors and each of their respective directors, officers, agents, employees and insurers.

       Any applicable deductible will be borne by the Buyer. The Buyer will furnish to the Seller, not less than seven (7) working days prior to the start of any Aircraft Training Services, certificates of insurance, in
       English, evidencing the limits of liability cover and period of insurance coverage in a form acceptable to the Seller from the Buyer's insurance broker(s), certifying that such policies have been endorsed as follows:

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       under the Comprehensive Aviation Legal Liability Insurances, the Buyer's
       policies are primary and non-contributory to any insurance maintained by the Seller,

       such insurance can only be cancelled or materially altered by the giving of not less than thirty (30) days (but seven (7) days or such lesser period as may be customarily available in respect of War Risks and
       Allied Perils) prior written notice thereof to the Seller, and under any such cover, all rights of subrogation against the Seller, its
       Affiliates, its subcontractors and each of their respective directors, officers, agents, employees and insurers have been waived.

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20 -   ASSIGNMENTS AND TRANSFERS

20.1   Assignments by Buyer

       Except as hereinafter provided, the Buyer may not sell, assign or transfer its rights or obligations under this Agreement to any person without the prior written consent of the Seller.

20.2.1 Assignments for Delivery Financing

       The Buyer shall be entitled to assign its rights under this Agreement at any time in connection with the financing of its obligation to pay the
       Final Price subject to such assignment being in form and substance reasonably acceptable to the Seller.

20.2.2 Assignments for Predelivery Payment Financing

       The Buyer shall be entitled to assign its rights under this Agreement at any time in connection with the financing of its obligation to pay the
       Predelivery Payment subject to such assignment being in form and substance reasonably acceptable to the Seller.

20.3   Assignments on Sale, Merger or Consolidation

       The Buyer will be entitled to assign its rights under this Agreement at any time due to a merger, consolidation or a sale of all or substantially all of its assets, provided the Buyer first obtains the written consent of the Seller. The Seller will provide its consent if

       (i)    the surviving or acquiring entity is organized and existing under the laws of the United States, Ireland or another country
              reasonably acceptable to the Seller;

       (ii)   the surviving or acquiring entity has executed an assumption agreement, in form and substance reasonably acceptable to the
              Seller, agreeing to assume all of the Buyer's obligations under this Agreement;

       (iii)  at the time, and immediately following the consummation, of the merger, consolidation or sale, no event of default exists or will have occurred and be continuing;

       (iv)   there exists with respect to the surviving or acquiring entity no basis for a Termination Event;

       (v)    the surviving or acquiring entity substantially remains an operating lessor or wholly-owned subsidiary of an operating lessor at the time, and

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              immediately following the consummation, of such sale, merger or consolidation; and

       (vi)   immediately following the sale, merger or consolidation, in a financial condition at least equal to that of the Buyer at time of execution of the Agreement.

20.4   Designations by Seller

       The Seller may at any time by notice to the Buyer designate facilities or personnel of ANACS or any Affiliate of the Seller at which or by whom the services to be performed under this Agreement will be performed.
       Notwithstanding such designation, the Seller will remain ultimately responsible for fulfillment of all obligations undertaken by the Seller in this Agreement.

20.5   Transfer of Rights and Obligations upon Reorganization

       In the event that the Seller is subject to a corporate restructuring having as its object the transfer of, or succession by operation of law in, all or substantially all of its assets and liabilities, rights and obligations, including those existing under this Agreement, to a person
       ("the Successor") that is an Affiliate of the Seller at the time of that restructuring, for the purpose of the Successor carrying on the business carried on by the Seller at the time of the restructuring, such restructuring will be completed without consent of the Buyer following notification by the Seller to the Buyer in writing. The Buyer recognizes that succession of the Successor to the Agreement by operation of law, which is valid under the law pursuant to which that succession occurs, will be binding upon the Buyer.

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21 -   TERMINATION

21.1   Termination Events

       Each of the following will constitute a  "Termination Event"

       (1) The Buyer or any of its Affiliates commences in any jurisdiction any case, proceeding or other action with respect to the Buyer or any of its
       Affiliates or their properties relating to bankruptcy, insolvency, reorganization, winding-up, liquidation, dissolution or other relief from, or with respect to, or readjustment of, its debts or obligations.

       (2) An action is commenced in any jurisdiction seeking the appointment of a receiver, trustee, custodian or other similar official for the
       Buyer or any of its respective Affiliates or for all or any substantial part of their respective assets, and such action remains unstayed, undismissed or undischarged for sixty (60) days, or the Buyer or any of its Affiliates makes a general assignment for the benefit of its creditors.

       (3) An action is commenced in any jurisdiction against the Buyer or any of its respective Affiliates seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their respective assets, and such action remains unstayed, undismissed or undischarged for sixty (60) days.

       (4) The Buyer or any of its Affiliates becomes the object, in any jurisdiction, of a case, proceeding or action similar or analogous to any of the events mentioned in Clause 21.1. (1), (2) or (3).

       (5) The Buyer or any of its Affiliates is generally not able, or is expected to be unable to, or will admit in writing its inability to, pay its debts as they become due.

       (6) The Buyer or any of its Affiliates commences negotiations with significant creditors, existing or potential, either with the intention of restructuring all or a substantial part of all of its outstanding obligations or in preparation for a bankruptcy filing under the U.S.
       Bankruptcy Code.

       (7) The Buyer or any of its Affiliates fails to make payment of (i) any payment required to be made under this Agreement or any other material agreement between the Buyer or any of its Affiliates and the Seller or any of its Affiliates when such payment is due, (ii) any Predelivery
       Payment required to be made under this Agreement when such payment is due, or (iii) payment of all or part of the Final Contract Price of any
       Aircraft required to be made under this Agreement.

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       (8) The Buyer repudiates, cancels or terminates this Agreement in whole or in part.

       (9) The Buyer defaults in its obligation to take delivery of an Aircraft as provided in Clause 9.2.

       (10) The Buyer or any of its Affiliates defaults in the observance or performance of any other covenant, undertaking or obligation contained in this Agreement or any other material agreement between the Buyer or its Affiliates, on the one hand, and the Seller or its Affiliates on the other hand, provided that, if such breach or default is capable of being cured and such breach or default is not cured within any specified cure period, or if no cure period is specified, within ten (10) days of such breach or default.

       (11) Any other event that the parties will agree in writing constitutes a Termination Event hereunder.

21.2   If a Termination Event occurs, the Buyer will be in material breach of this Agreement, and the Seller will have the right to resort to any remedy under applicable law, and may, without limitation, by written notice to the Buyer, immediately:

       Elect to: (i) suspend its performance under this Agreement with respect to any or all Aircraft, (ii) reschedule the Scheduled Delivery Month of any or all Aircraft remaining to be delivered under this Agreement,
       (iii) reschedule the date for performance under this Agreement with respect to any or all equipment, services, data and other items, and/or
       (iv) cancel or terminate this Agreement (a "Termination") with respect to any or all Aircraft, and/or equipment, services, data and/or other items related thereto or terminate; and

       claim and receive payment from the Buyer of a sum equal to Seller's actual damages resulting from Seller's exercise of the remedies set forth in the foregoing 21 (2) (i), (ii) or (iii) and, in the case of a
       Termination under the foregoing 21 (2) (iv) only, the Seller will in lieu of actual damage be entitled to receive payment from the Buyer, as liquidated damages and not as a penalty, an amount equal to, for each
       Affected Aircraft (as defined below), the sum of:

             the greater of

                (i) all Predelivery Payments previously received by the Seller from the Buyer under this Agreement with respect to such
                Affected Aircraft and

                (ii) the amount set forth as follows:

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                     if the Applicable Date (as defined below) occurs before
                     the first day of the 48th month prior to the Scheduled
                     Delivery Month of such Aircraft: six percent (6) of the
                     Escalated Price per such Aircraft,

                     b. if the Applicable Date occurs on or after the first day of the 36th month but before the first day of the 30th
                     month prior to the Scheduled Delivery Month of such
                     Aircraft: twelve percent (12) of the Escalated Price per
                     such Aircraft,

                     if the Applicable Date occurs on or after the first day of the 30th month but before the first day of the 24th month
                     prior to the Scheduled Delivery Month of such aircraft:
                     eighteen percent (18) of the Escalated Price per such
                     Aircraft,

                     if the Applicable Date occurs on or after the first day of the 24th month but before the first day of the 18th month
                     prior to the Scheduled Delivery Month of such Aircraft:
                     twenty-four percent (24) of the Escalated Price per such
                     Aircraft,

                     if the Applicable Date occurs if on or after the first day of the 12th month before Scheduled Delivery Month but
                     before the Delivery Date of such Aircraft: thirty percent
                     (30) of the Escalated Price per such Aircraft, and

                (B) interest on the foregoing amounts at the rate of 1.5% per month from the relevant Applicable Date to the date of actual payment of such amount.

       (3)Liquidated damages will be payable by Buyer promptly, and in any event within ten (10) days of the date of written notice and demand therefor from Seller, such demand to set forth in reasonable detail the calculation of such liquidated damages and to identify the Termination
       Event upon which the Seller is relying. The parties agree that the remedy of liquidated damages is not to be denied to the Seller due to the inability of Seller to deliver a notice and demand for payment thereof due to the operation of law following a bankruptcy or other
       Termination Event under Clause 21.1.(1) - (4). The parties further agree that in circumstances where a Termination Event has occurred and the
       Seller does not cancel this Agreement as to any or all Aircraft, but instead seeks to recover its actual damages resulting therefrom, the amount of actual damages payable by the Buyer will not exceed the amount of liquidated damages that could have been claimed by Seller pursuant to
       Clause 21.2 (2) had the Seller elected to claim, as a result of such
       Termination Event, liquidated damages pursuant to Clause 21.2 (2).

       (4)The parties to this Agreement are commercially sophisticated parties represented by competent counsel. The parties expressly agree and declare that damages for material breach of this Agreement by the Buyer

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       resulting in a Termination of this Agreement as to any or all Aircraft have been liquidated at amounts which are reasonable in light of the anticipated or actual harm caused by the Buyer's breach, the difficulties of proof of loss and the nonfeasibility of otherwise obtaining an adequate remedy. It is understood and agreed by the parties that the amount of liquidated damages set forth herein is the total amount of monetary damages, no more and no less, to which the Seller will be entitled for and with respect to any Aircraft as recovery for material breach of this Agreement by Buyer resulting in a Termination by the Seller of this Agreement as to such Aircraft.

21.3   For purposes of this Clause 21, the terms "Affected Aircraft",
       "Applicable Date and "Escalated Price" are defined as follows:

       (i) "Affected Aircraft" -any or all Aircraft with respect to which the
       Seller has cancelled or terminated this Agreement pursuant to Clause 21.
       2 (1) (iv),

       (ii) "Applicable Date" - for any Affected Aircraft the date of the
       Termination Event which the Seller specifies in its notice and demand for payment of liquidated damages delivered under Clause 21.2 (3).

       (iii) "Escalated Price" - the sum of (i) the Base Price of the Airframe,
       (ii) the Base Price of SCNs and MSCNs entered into after the date of this Agreement, and (iii) the Reference Price of the Propulsion Systems,
       all as escalated to the Applicable Date in accordance with the provisions of Clause 4.

21.4.  Promptly upon becoming aware of the occurrence of a Termination Event by the Buyer, the Buyer will notify the Seller of such occurrence in writing, provided, that any failure by the Buyer to notify the Seller will not prejudice the Seller's rights or remedies hereunder.

21.5   If at any time prior to scheduled Delivery Date of an Aircraft, the
       Seller has reasonable grounds for insecurity as to the ability of the
       Buyer to perform its obligation to take Delivery of such Aircraft, then the Seller will send the Buyer a written demand for adequate assurance of performance. If adequate assurance acceptable to the Seller is not received within thirty (30) days following the date of such written demand, then the Seller will have the right to either (a) exercise the remedies provided under Section 2-609 of the Uniform Commercial Code or
       (b) exercise any of its remedies under Clause 21.2.

21.6   Information Covenants

       The Buyer hereby covenants and agrees that, from the date of this
       Agreement until no further Aircraft are to be delivered hereunder, the
       Buyer will furnish or cause to be furnished to the Seller, within ninety
       (90) days of the end of the financial reporting period, the following:

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              (a) Annual Financial Statements. For any relevant reporting period during which shares in Aircastle Limited are not
              publically traded, the consolidated balance sheet of Aircastle
              Limited and its Subsidiaries, as at the end of such fiscal year and the related consolidated statements of operations, of common stockholders' equity (deficit) (in the case of Aircastle Limited and its Subsidiaries) and of cash flows for such fiscal year, setting forth comparative consolidated figures as of the end of and for the preceding fiscal year, and examined by any firm of independent public accountants of recognized standing selected by
              Aircastle Limited and reasonably acceptable to the Seller, whose opinion will not be qualified as to the scope of audit or as to the status of Aircastle Limited as a going concern, and (ii) a certificate of such accounting firm stating that its audit of the business of Aircastle Limited was conducted in accordance with generally accepted auditing standards.

              (b) Quarterly Financial Statements. For any relevant reporting period during which shares in Aircastle Limited are not
              publically traded, the consolidated balance sheet of Aircastle
              Limited and its Subsidiaries, as at the end of such quarterly period and the related consolidated statements of operations for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period and in each case setting forth comparative consolidated figures as of the end of and for the related periods in the prior fiscal year, all of which will be certified by an Authorized Officer of Aircastle
              Limited, subject to changes resulting from audit and normal year-end audit adjustments.

              For the purposes of this Clause 21, (x) an "Authorized Officer"
              of the Buyer will mean the Chief Executive Officer or the Chief
              Financial Officer and above who reports directly or indirectly to the Chief Financial Officer and (y) "Subsidiaries" will mean, as of any date of determination, those companies owned by the Buyer whose financial results the Buyer is required to include in its statements of consolidated operations and consolidated balance sheets.

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22 -   MISCELLANEOUS PROVISIONS

22.1   Data Retrieval

       On the Seller's reasonable request, the Buyer will provide the Seller with all the necessary data, as customarily compiled by the Buyer and pertaining to the operation of the Aircraft, to assist the Seller in making an efficient and coordinated survey of all reliability, maintenance, operational and cost data with a view to improving the safety, availability and operational costs of the Aircraft.

22.2   Notices

       All notices and requests required or authorized hereunder will be given in writing either by personal delivery to a responsible officer of the party to whom the same is given or by commercial courier, certified air mail (return receipt requested) or facsimile at the addresses and numbers set forth below. The date on which any such notice or request is so personally delivered, or if such notice or request is given by commercial courier, certified air mail or facsimile, the date on which sent, will be deemed to be the effective date of such notice or request.

       The Seller will be addressed at:

         1, rond-point Maurice Bellonte
         31700 Blagnac, France
         Attention:  Director - Contracts

         Telephone: 33 05 61 30 40 12
         Telecopy:  33 05 61 30 40 11

       The Buyer will be addressed at:

         AYR FREIGHTER LLC
         c/o Aircastle Advisor LLC
         300 Stamford Place
         Fifth Floor
         Stamford CT 06902
         USA
         Attention  General Counsel

         Fax: +1 (917) 591-9106

       From time to time, the party receiving the notice or request may designate another address or another person.

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22.3   Waiver

       The failure of either party to enforce at any time any of the provisions of this Agreement, to exercise any right herein provided or to require at any time performance by the other party of any of the provisions hereof will in no way be construed to be a present or future waiver of such provisions nor in any way to affect the validity of this Agreement or any part hereof or the right of the other party thereafter to enforce each and every such provision. The express waiver by either party of any provision, condition or requirement of this Agreement will not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

22.4   International Supply Contract

       The Buyer and the Seller recognize that this Agreement is an international supply contract which has been the subject of discussion and negotiation, that all its terms and conditions are fully understood by the parties, and that the Specification and price of the Aircraft and the other mutual agreements of the parties set forth hereof specifically including all waivers, releases and remunerations by the Buyer set out herein.

       THE PARTIES HEREBY ALSO AGREE THAT THE UNITED NATIONS CONVENTION ON
       CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS WILL NOT APPLY TO THIS
       TRANSACTION.

22.5   Certain Representations Of The Parties

22.5.1 Buyer's Representations

       The Buyer represents and warrants to the Seller:

       (i) the Buyer is a limited liability company organized and existing in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under this Agreement;

       (ii) neither the execution and delivery by the Buyer of this Agreement, nor the consummation of any of the transactions by the Buyer contemplated thereby, nor the performance by the Buyer of the obligations thereunder, constitutes a breach of any agreement to which the Buyer is a party or by which its assets are bound;

       (iii) this Agreement has been duly authorized, executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the
       Buyer enforceable against the Buyer in accordance with its terms.

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22.5.2 Seller's Representations

       The Seller represents and warrants to the Buyer:

       (i) the Seller is organized and existing in good standing under the laws of the Republic of France and has the corporate power and authority to enter into and perform its obligations under the Agreement;

       (ii) neither the execution and delivery by the Seller of this Agreement, nor the consummation of any of the transactions by the Seller contemplated thereby, nor the performance by the Seller of the obligations there under, constitutes a breach of any agreement to which the Seller is a party or by which its assets are bound;

       (iii) this Agreement has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

22. 6  Interpretation And Law

       THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE
       THEREOF WILL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
       NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS THAT
       WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

       Each of the Seller and the Buyer (i) hereby irrevocably submits itself to the nonexclusive jurisdiction of the courts of the state of New York,
       New York County, of the United States District Court for the Southern
       District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto, and (ii) hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, any defense based on sovereign or other immunity or that the suit , action or proceeding which is referred to in clause (i) above is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by these courts.

22.6.1 The Buyer for itself and its successors and assigns hereby designates and appoints the Secretary of the Buyer duly elected from time to time as its legal agent and attorney-in-fact upon whom all processes against the Buyer in any suit, action or proceeding in respect of any matter as to which it has submitted to jurisdiction under Clause 22.6 may be

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       served with the same effect as if the Buyer were a corporation organized under the laws of the State of New York and had lawfully been served with such process in such state, it being understood that such designation and appointments will become effective without further action on the part of its Corporate Secretary.

22.6.2 The assumption in Clause 22.6.1 made for the purpose of effecting the service of process will not affect any assertion of diversity by either party hereto initiating a proceeding in the New York Federal Courts or seeking transfer to the New York Federal Courts on the basis of diversity.

22.6.3 Service of process in any suit, action or proceeding in respect of any matter as to which the Seller or the Buyer has submitted to jurisdiction under Clause 22.6 (i) may be made on the Seller by delivery of the same personally or by dispatching the same via Federal Express, UPS, or similar international air courier service prepaid to, CT Corporation,
       New York City offices as agent for the Seller, it being agreed that service upon CT Corporation will constitute valid service upon the
       Seller or by any other method authorized by the laws of the State of New
       York, and (ii) may be made on the Buyer by delivery of the same personally or by dispatching the same by Federal Express, UPS, or similar international air courier service prepaid to: General Counsel,
       Aircastle Advisor Limited, 300 Stamford Place, 5th Floor, Stamford, CT
       06902 or by any other method authorized by the laws of the State of New
       York.

22.6.4 Headings

       All headings in this Agreement are for convenience of reference only and do not constitute a part of this Agreement.

22.7   Waiver of Jury Trial

       EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY
       LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND FOR ANY
       COUNTERCLAIM OR CROSS-CLAIM THEREIN.

22.8   No Representations outside of this Agreement.

       The parties declare that, prior to the execution of this Agreement, they, with the advice of their respective counsel, apprised themselves of sufficient relevant data in order that they might intelligently exercise their own judgments in deciding whether to execute this Agreement and in deciding on the contents of this Agreement. Each party further declares that its decision to execute this Agreement is not predicated on or influenced by any declarations or representations by any other person, party, or any predecessors in interest, successors, assigns, officers, directors, employees, agents or attorneys of any said person or party, except as set forth in this Agreement. This Agreement resulted from negotiation involving counsel for all of the parties hereto and no

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       term herein will be construed or interpreted against any party under the contra proferentem or any related doctrine.

22.9   Confidentiality

       This Agreement including any Exhibits, other documents or data exchanged between the Buyer and the Seller for the fulfillment of their respective obligations under the Agreement shall be treated by both parties as confidential and shall not be released in whole or in part to any third party except as may be required by law, or to professional advisors for the purpose of administration and/or implementation hereof, or, in the case of the Buyer, to the employees or directors of Aircastle Advisor
       LLC and Fortress Investment Group involved in the administration and/or implementation hereof.

       In particular, both parties agree:

       (i)    not to make any press release concerning the whole or any part of the contents and/or subject matter hereof or of any future addendum hereto without the prior written consent of the other party hereto and,

       (ii)   that any and all terms and conditions of the transaction
              contemplated in this Agreement are strictly personal and
              exclusive to the Buyer, including in particular, but not limited to, the Aircraft pricing (the "Personal Information"). The Buyer therefore agrees to enter into consultations with the Seller reasonably in advance of any required disclosure of Personal
              Information to financial institutions, including operating lessors, investment banks and their agents or other relevant institutions for aircraft sale and leaseback or any other
              Aircraft or Predelivery Payment financing purposes (the
              "Receiving Party").

       Without prejudice to the foregoing, any disclosure of Personal
       Information to a Receiving Party shall be subject to written agreement between the Buyer and the Seller, including in particular, but not limited to:

              the contact details of the Receiving Party,
              the extent of the Personal Information subject to disclosure, the Aircraft pricing to be provided to the Receiving Party.

       Furthermore, the Buyer shall use its best efforts to limit the disclosure of the contents of this Agreement to the extent legally permissible in any filing required to be made by the Buyer with any governmental or regulatory agency. The Buyer agrees that prior to any such disclosure or filing, the Seller and the Buyer shall jointly review and use reasonable efforts agree on the terms and conditions of the document to be filed or disclosed.

       The provisions of this Clause 22.9 shall survive any termination of this
       Agreement for a period of eight (8) years.

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22.10  Severability

       If any provision of this Agreement should for any reason be held ineffective, the remainder of this Agreement will remain in full force and effect. To the extent permitted by applicable law, each party hereto hereby waives any provision of law that renders any provision of this
       Agreement prohibited or unenforceable in any respect.

22.11  Entire Agreement

       This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes any previous understanding, commitments or representations whatsoever, whether oral or written. This Agreement will not be amended or modified except by an instrument in writing of even date herewith or subsequent hereto executed by both parties or by their fully authorized representatives.

22.12  Inconsistencies

       In the event of any inconsistency between the terms of this Agreement and the terms contained in either (i) the Specification, or (ii) any other Exhibit, in each such case the terms of this Agreement will prevail over the terms of the Specification or any other Exhibit. For the purpose of this Clause 22.12, the term Agreement will not include the Specification or any other Exhibit hereto.

22.13  Language

       All correspondence, documents and any other written matters in connection with this Agreement will be in English.

22.14  Incidental and Consequential Damages

       The parties agree that in no case will either of them be liable to the other for any incidental or consequential damages for any breach of this
       Agreement.

22.15  Counterparts

       This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

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IN WITNESS WHEREOF this Agreement was entered into the day and year first above written.

For and on behalf of                     For  and on  behalf of

AYR FREIGHTER LLC                        AIRBUS S.A.S.

Name:  /s/ Ron Wainshal                  Name: /s/ Christophe Mourey
       ----------------                        ---------------------
Title: Authorized Signatory              Title: Senior Vice President Contracts

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